EXHIBIT 2.3






                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              SARA LEE CORPORATION,

                             CHAMPION PRODUCTS, INC.

                                       AND

                        GFSI, INC., d/b/a GEAR FOR SPORTS

                                 April 20, 2001



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

TABLE OF CONTENTS

ARTICLEI. DEFINITIONS .......................................................................2

ARTICLE II. PURCHASE AND SALE; CLOSING ......................................................2
   2.1.  Purchase and Sale...................................................................2
   2.2.  The Closing.........................................................................2
   2.3.  Purchase Price......................................................................2
   2.4.  Seller's Closing Deliveries.........................................................2
   2.5.  Buyer's Closing Deliveries..........................................................2
   2.6.  Inventory Definitions...............................................................2
   2.7.  Closing Inventory Statement.........................................................3
   2.8.  Inventory Updates...................................................................4
   2.9.  Inventory Adjustment Amount.........................................................4
   2.10. Shipping and Shipping Costs.........................................................5

Article III. REPRESENTATIONS AND WARRANTIES RELATING TO SELLER...............................5
   3.1.  Organization of Seller..............................................................5
   3.2.  Authorization of Transaction........................................................5
   3.3.  No Violation........................................................................6
   3.4.  Brokers' Fees.......................................................................6
   3.5.  Shares..............................................................................6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY...........................6
   4.1.  Corporate Organization and Authority................................................6
   4.2.  Capitalization......................................................................7
   4.3.  Authority...........................................................................7
   4.4.  No Violation........................................................................7
   4.5.  Corporate Records...................................................................7
   4.6.  Closing Inventory...................................................................8
   4.7.  Compliance with Laws................................................................8
   4.8.  No Undisclosed Liabilities..........................................................8
   4.9.  Taxes...............................................................................8
   4.10. Company Assets.....................................................................10
   4.11. Intellectual Property..............................................................11
   4.12. Consents and Approvals.............................................................12
   4.13. Contracts..........................................................................12
   4.14. Litigation.........................................................................12
   4.15. Employee Plans.....................................................................12
   4.16. Labor and Employee Matters.........................................................13
   4.17. Hazardous Substances...............................................................13
   4.18. Subsidiaries.......................................................................14
   4.19. Customers and Products.............................................................14
   4.20. Contribution P&L...................................................................14
   4.21. Real Estate........................................................................14
   4.22. Brokers' Fees and Commissions......................................................14
   4.23  Disclaimer.........................................................................15


                                      -i-
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ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER..........................................15
   5.1.  Corporate Organization.............................................................15
   5.2.  Authority..........................................................................15
   5.3.  No Violation.......................................................................15
   5.4.  Consents and Approvals.............................................................16
   5.5.  Brokers' Fees and Commissions......................................................16
   5.6.  Litigation.........................................................................16
   5.7.  Investigation By Buyer.............................................................16
   5.8.  Investment Representation..........................................................16
   5.9.  Availability of Financing..........................................................16

ARTICLE VI. COVENANTS 16
   6.1.  Conduct of Business of the Company Prior to the Closing Date.......................16
   6.2.  Employees and Employee Benefits....................................................17
   6.3.  Access to Information..............................................................18
   6.4.  All Reasonable Efforts.............................................................19
   6.5.  Exclusivity........................................................................19
   6.6.  Public Announcements...............................................................19
   6.7.  Schedules..........................................................................19
   6.8.  Licenses and Related Transactions..................................................20
   6.9.  Access to Records..................................................................21
   6.10. Confidentiality Agreement..........................................................21
   6.11. Resignation of Officers and Directors..............................................21
   6.12. Raw Materials......................................................................21
   6.13. Tax Matters........................................................................21
   6.14. Name Change........................................................................22
   6.15. Collection of Accounts Receivable..................................................23
   6.16. Returns of Merchandise.............................................................24
   6.17. Fiscal 2001 Contribution P&L.......................................................24

ARTICLE VII. CONDITIONS TO CLOSING......................................................... 24
   7.1.  Conditions to Obligations of Buyer.................................................24
   7.2.  Conditions to Obligations of Seller................................................25

ARTICLE VIII. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AND INDEMNIFICATION.....25
   8.1.  Survival of Representations, Warranties and Covenants..............................25
   8.2.  Seller's Indemnification...........................................................26
   8.3.  Buyer's Indemnification............................................................27
   8.4.  Indemnification Procedures for Third Party Claims..................................29
   8.5.  Nature of Other Liabilities........................................................31
   8.6.  Indemnification Limits and Restrictions............................................32
   8.7.  Exclusive Remedy...................................................................32
   8.8.  Tax Matters........................................................................32

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ARTICLE IX. TERMINATION AND ABANDONMENT.................................................... 33
   9.1.  Methods of Termination.............................................................33
   9.2.  Procedure and Effect of Termination................................................34

ARTICLE X. BAILED INVENTORY.................................................................34
   10.1.  Retention of Buyer................................................................34
   10.2.  The Services......................................................................35
   10.3.  Insurance.........................................................................35
   10.4.  Confidential and Proprietary Information..........................................36
   10.5.  Rights to Company IP..............................................................37
   10.6.  Buyer Warranty....................................................................37
   10.7.  Not a Requirements Contract.......................................................38
   10.8.  Specifications; Quality Standards.................................................38
   10.9.  Ownership of Product and Assets...................................................38
   10.10. Obligations Upon Termination of this Agreement....................................39
   10.11. Independent Contractor Relationship...............................................39

ARTICLE XI. MISCELLANEOUS...................................................................40
   11.1. Notices............................................................................40
   11.2. Amendments; Waivers................................................................40
   11.3. Successors and Assigns.............................................................41
   11.4. Construction; Interpretation; Certain Terms........................................41
   11.5. Severability.......................................................................41
   11.6. Counterparts.......................................................................41
   11.7. Entire Agreement...................................................................41
   11.8. Governing Law; Consent to Jurisdiction; Venue......................................41
   11.9. Expenses...........................................................................42
   11.10.   Third-Party Beneficiaries.......................................................42
   11.11.   Knowledge.......................................................................42
   11.12.   WAIVERS OF TRIAL BY JURY........................................................42



EXHIBIT A - Defined Terms
EXHIBIT B - Intentionally Omitted
EXHIBIT C - Seller's Closing  Deliveries
EXHIBIT D -  Buyer's  Closing  Deliveries
EXHIBIT E - CAMS License
EXHIBIT F - Champion  License
EXHIBIT G - Supply  Agreement
EXHIBIT H - Fall 2001 Agreement
EXHIBIT I -  Noncompetition  Agreement
EXHIBIT J - Current Defect Guidelines


Schedule 2.3     - Wire Transfer  Instructions
Schedule 2.7(a)  - Estimated Inventory and Value
Schedule 2.7(b)  - Attribution  Pricing  Methodology
Schedule 4.1     - Corporate  Organization and Authority


                                     -iii-
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Schedule 4.4     - No Violation
Schedule 4.7     - Compliance with Laws
Schedule 4.8     - Undisclosed Liabilities
Schedule 4.9(a)  - Taxes
Schedule 4.9(f)  - Tax Elections
Schedule 4.10(e) - Included Contracts
Schedule 4.11(b) - Infringement
Schedule 4.12    - Consents and Approvals
Schedule 4.13(a) - Certain Contracts
Schedule 4.13(b) - Contracts
Schedule 4.14    - Litigation
Schedule 4.15    - Employee Plans Relating to Business Employees [To follow]
Schedule 4.16(a) - Collective Bargaining  Agreements
Schedule 4.16(b) - Employment Contracts
Schedule 4.16(c) - Business Employees [To follow]
Schedule 4.16(d) - Severance Policy
Schedule 4.16(e) - Salary Increases  [To follow]
Schedule 4.17    - Hazardous  Substances
Schedule 4.19    - Major Customers and Major Products; Changes in Margins
Schedule 4.20    - Fiscal 2000 Contribution P&L Statement
Schedule 6.1     - Conduct of Business of the Company Prior to the Closing Date
Schedule 6.2     - Employees of Business
Schedule 10.8(a) -  Packing Requirements


                                      -iv-
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                            STOCK PURCHASE AGREEMENT


        This Stock Purchase Agreement ("Agreement"), dated April 20, 2001, by and among Sara Lee Corporation, a Maryland corporation ("Seller"), Champion Products, Inc., a New York corporation (the "Company"), and GFSI, Inc., d/b/a GEAR For Sports, a Delaware corporation ("Buyer").

                                    RECITALS:

         A. The  Company  is  engaged  in,  among  other  things,  the  business
("Business") of marketing, distributing and selling Branded Product in or through Specified Distribution Channels located within the United States of America (including its possessions and territories). The term "Branded Product" means collectively, Collegiate Products, Military Products and Specialty Products. The term "Specified Distribution Channels" means (a) with respect to Blank Product which is attributed with college decoration ("Collegiate Products"), any of the channels described in clauses (b) or (c) below, as well as college bookstores, campus stores, department stores (except Wal-Mart, Kmart, Target, Ames, Value City, Dollar General and Dollar Stores), specialty stores, sporting goods stores, direct mail, collegiate event concessionaires, and Internet distributors, (b) with respect to Blank Product which is attributed with military decoration ("Military Product"), military bases and other such outlets, and (c) with respect to Blank Product which is attributed with any form of decoration (other than decoration described in clause (a) or (b) above and other than decoration pertaining to a professional sports team, league or franchise) ("Specialty Product"), resort retail shops, casinos, hotel spas, athletic clubs, cruise lines, and resort event concessionaires. The term "Blank Product" means (1) fleece tops and bottoms, jersey tops and bottoms, mesh fabric tops and bottoms, woven tops and bottoms, polo shirts, windwear, sweaters, outerwear, and headwear for men, women, boys, girls, toddlers and infants, and
(2) such other products as Buyer requests, from time to time, to be included within the definition of Blank Product, to which request Seller agrees in its sole discretion, in each case bearing the brand name Champion or a related trademark.

         B. Seller owns 100% of the issued and outstanding shares of common stock of the Company, $1.00 par value per share (the "Common Stock").

         C. The Company is in the process of selling or otherwise transferring all or substantially all of the Company's properties, rights and interests, other than the Company Assets. As a result of such sales and transfers, as of the Closing Date, the Company will be engaged only in the Business.

         D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of Common Stock, subject to the terms and conditions contained herein.

                                A G R E E M E N T

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties and covenants hereinafter set forth, the parties hereto agree as follows:

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                                   ARTICLE I.
                                   DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the capitalized terms set forth on Exhibit A shall have the meanings set forth therein.


                                  ARTICLE II.
                           PURCHASE AND SALE; CLOSING

      2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and covenants herein set forth, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase and accept from Seller, all of the issued and outstanding shares of the Common Stock owned by Seller, which shares represent one hundred percent (100%) of the issued and outstanding capital stock of the Company (the "Shares").

      2.2. The Closing. Subject to Article VII, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Central Standard Time, on June 25, 2001, at the offices of Sonnenschein Nath & Rosenthal, located in Chicago, or at such other time (no later than June 29, 2001) or place as agreed to in writing by Buyer and Seller (the date on which the Closing occurs, the "Closing Date"). The Closing shall be effective as of the start of business on the Closing Date.

      2.3. Purchase Price. The aggregate purchase price to be paid by Buyer for the Shares shall be the sum of $7,500,000.00 less the Inventory Adjustment Amount, if any (said sum being called the "Purchase Price"). The Purchase Price shall be paid to Seller as follows: (i) $2,250,000.00 in cash (U.S. dollars) at Closing by wire transfer of same day funds as set forth in Schedule 2.3, (ii) $2,000,000.00 in cash (U.S. dollars) on or before August 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3, (iii) $1,625,000.00 in cash (U.S. dollars) on or before September 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3, and (iv) the balance of the Purchase Price in cash (U.S. dollars) on or before October 1, 2001 by wire transfer of same day funds as set forth in Schedule 2.3.

      2.4. Seller's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Buyer's deliveries hereunder, Seller shall deliver or cause to be delivered to Buyer all of the documents, certificates and instruments set forth on Exhibit C, all in form and substance reasonably satisfactory to Buyer and Buyer's counsel.

      2.5. Buyer's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Seller's deliveries hereunder, Buyer shall deliver or cause to be delivered to Seller all of the documents and instruments set forth on Exhibit D, all in form and substance reasonably satisfactory to Seller and Seller's counsel.

      2.6. Inventory Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

      (a) "Inventory" means the Blank Product and Branded Product reflected on the Inventory Schedule all of which is intended for sale by the Company's customers for the Fall 2001 season and (x) which is owned by the Company immediately after the Closing, or (y) which was owned by the Company between the date hereof and the Closing Date and transferred by the Company to Seller (or one of its Affiliates) prior to Closing and is owned by such transferee immediately after the Closing.

      (b) "Closing Inventory" means the Inventory described in clause (x) of the definition of Inventory other than the portions of such Inventory which at any time on or prior to the Closing Date constituted Bailed Inventory, it being agreed that the Closing Inventory is intended to be the first portion of the Inventory which Seller reasonably expects to be shipped to the Company after the Closing; provided, however, that the Closing Inventory shall not include any Inventory to the extent that its value (as set forth on the Inventory Schedule) causes the sum of the Closing Inventory Value and the Bailed Inventory Value to exceed $8,000,000.

      (c) "Fall 2001 Inventory" means the Inventory described in clause (z) of the definition of Inventory plus the Inventory which is excluded from Closing Inventory due to the proviso of the definition of Closing Inventory.

      (d) "Closing Inventory Value" means the value of the Closing Inventory as determined in accordance with the Inventory Schedule.

      (e) "Bailed Product" means Blank Product constituting Inventory which is shipped to Buyer by the Company (or one of its Affiliates) between the date hereof and the Closing Date pursuant to Article X of this Agreement.

      (f) "Bailed Inventory" means all of the Bailed Product and Attributed Product which, immediately prior to the Closing, is either in the possession of Buyer (or a third party warehouse or bailee for the benefit of Buyer), in transit to Buyer from the Company or was shipped by Buyer to the Company's customers pursuant to Article X.

      (g) "Bailed Inventory Value" means the value of the Bailed Inventory (assuming, for the purposes of this definition only, that all such Bailed Inventory has not been attributed), as determined in accordance with Schedule 2.7(a).

      (h) "Attributed Product" means Bailed Product after being attributed by Buyer pursuant to Article X.

      (i) "Shipped Inventory" means the portions of the Closing Inventory shipped on or after the Closing Date by Seller (or one of its Affiliates) to or for the account of the Company.

      2.7.  Closing Inventory Statement.

      (a) Schedule 2.7(a) represents the parties' estimate of the Inventory other than the Fall 2001 Inventory (the "Estimated Inventory"). Schedule 2.7(a) also sets forth the value of the Estimated Inventory based upon the parties' assumptions regarding the portions of the Estimated Inventory which will be attributed prior to the Closing Date and the cost of such attribution, including value added processing (e.g., packing and labels, etc.).
Schedule 2.7(b) sets forth the pricing methodology used by Seller in determining the cost of attributing Blank Product, including value added processing.

      (b) No later than 48 hours prior to the Closing Date, the parties shall agree upon a statement ("Closing Inventory Statement") setting forth the Closing Inventory and the Closing Inventory Value. If the parties are not able so to agree, then, on the Closing Date, Seller shall deliver to Buyer the Closing Inventory Statement, it being agreed that Seller shall use commercially reasonable efforts to cause the Closing Inventory set forth on the Closing Inventory Statement to be the portions of the Inventory which satisfy the definition of Closing Inventory set forth in Section 2.6(b). The parties agree that any of the Inventory which does not constitute Bailed Inventory and which is not Closing Inventory set forth on the Closing Inventory Statement shall be transferred by the Company to Seller (or one of its Affiliates) prior to Closing and shall constitute the Fall 2001 Inventory.

      (c) On the Closing Date, Seller shall deliver to Buyer a certificate, duly signed by Seller, verifying that the Company owns as of the Closing Date all of the Closing Inventory.

      2.8. Inventory Updates. Between the date of this Agreement and the Closing Date, the parties from time to time shall revise Schedule 2.7(a) to reflect adjustments which are mutually agreeable to the parties and which are either based on (a) requests of Buyer or (b) recommendations of Seller, in each case made in response to actual (rather than forecasted) customer orders. Schedule 2.7(a) as in effect on the Closing Date is herein referred to as the "Inventory Schedule".

     2.9.  Inventory Adjustment Amount.

            (a) As used herein the term "Inventory Adjustment Amount" means the sum of (i) the amount by which $7,250,000 exceeds the sum of (A) 90.625% of the Closing Inventory Value (as set forth on the Closing Inventory Statement) and (B) 90.625% of the Bailed Inventory Value, plus (ii) the amount, if any, of the Bailed Inventory Reduction (as calculated pursuant to Section 10.8 below), plus (iii) the amount, if any, of the Closing Inventory Reduction.

            (b) As used herein, the term "Closing Inventory Reduction" means 90.625% of the amount, if any, by which the Closing Inventory Value exceeds the aggregate value (as determined in accordance with Schedule 2.7(a)) of the Shipped Inventory. Shipped Inventory shall be valued as provided in Schedule 2.7(a), and any Irregular Inventory which constitutes Excessive Irregular Inventory and which is part of the Shipped Inventory shall be valued as agreed upon by Seller and Buyer. If the parties are unable to reach agreement within thirty days of such Inventory being received by Buyer, then such Excessive Irregular Inventory shall be valued at zero and the Company shall ship such Excessive Irregular Inventory at such times and to such destinations as directed by Seller from time to time at Seller's cost, it being agreed that the Company shall store such Excessive Irregular Inventory, on Seller's behalf, at no charge for up to 180 days until Seller provides such direction; provided that Buyer and Seller shall review with one another on a monthly basis the quantity and any related issues pertaining to storage of such Excessive Irregular Inventory. Inventory shall conclusively be deemed "Shipped Inventory" to the extent such Inventory is reflected on the bills of lading or other shipping documents prepared by Seller and accompanying such shipment, and shall be valued as provided therein, unless, within five business days of receipt by Buyer, Seller receives written notice containing a detailed explanation of Buyer's objection to the Shipped Inventory. Buyer shall be entitled to object to such list or valuation only to the extent (a) mathematical errors exist in the list or valuation, or (b) Excessive Irregular Inventory is included in such shipment, or (c) merchandise is shipped to Buyer but is not reflected on the Closing Inventory Statement. If Buyer objects to Shipped Inventory in accordance with the provisions of this Section, the parties, in good faith, shall promptly attempt to resolve such dispute and, where applicable, make any necessary adjustments to the aggregate value of the Shipped Inventory.

      2.10. Shipping and Shipping Costs. Inventory shipped to Buyer pursuant to this Agreement, whether before or after Closing, shall be shipped F.O.B. Seller's designated Shipping Facility, it being agreed that all costs of freight and shipping shall be at Buyer's sole cost and expense and that risk of loss shall pass to Buyer once Inventory is removed from a Shipping Facility. Similarly, Buyer shall be responsible for the cost of freight and shipment (but not packaging for shipment) of all Design Assets referred to in Section 4.10(c)(iii). Buyer shall advise Seller of Buyer's arrangement for the shipment of Inventory under this Agreement and if Inventory is not picked up in a timely manner, Seller may ship Inventory on a freight collect or other basis, as Seller determines. If Seller incurs any shipping costs which are the responsibility of Buyer under this Section 2.10, Buyer shall promptly upon demand therefor reimburse Seller for such costs.


                                  Article III.
                REPRESENTATIONS AND WARRANTIES RELATING TO SELLER

         Seller hereby represents and warrants to Buyer as set forth below with respect to itself as of the date hereof.

      3.1. Organization of Seller. Seller is duly organized, validly existing and in good standing under the laws of the State of Maryland.

      3.2. Authorization of Transaction. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which Seller is a party and the performance by Seller of its obligations hereunder and thereunder have been duly authorized, and no other proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement and the Ancillary Documents to which Seller is a party have been or will be duly and validly executed and delivered by it and, assuming the due execution and delivery of this Agreement and the Ancillary Documents by the other parties hereto and thereto, constitutes or will constitute valid and binding legal obligations of Seller, enforceable against Seller in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity and the discretion of courts in granting equitable remedies.

      3.3. No Violation. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party do not and will not (a) conflict with or result in any violation of, or constitute a breach of any provision of the charter document or bylaws of Seller (b) give rise to the creation of any Lien upon the Shares, or (c) violate any Applicable Law.

      3.4. Brokers' Fees. Neither Seller nor any of its directors, officers, employees or agents has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

      3.5. Shares. Seller holds of record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, Contracts, equities, Claims, or demands. Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares. The assignments, endorsements, stock powers and other instruments of transfer delivered by Seller to Buyer at the Closing will be sufficient to transfer to Buyer Seller's entire interest, legal and beneficial, in the Shares and, upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all Liens other than any Liens created by or through Buyer or any of its Affiliates, agents or representatives.


                                  ARTICLE IV.
             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

         Subject to the disclosures set forth in the Schedules to this Agreement, Seller hereby represents and warrants to Buyer as set forth below as of the date hereof. The disclosure of any item or information in any Schedule shall not be construed as an admission that such item or information is material to the Company, and any inclusion in any Schedule shall expressly not be deemed to constitute an admission, or otherwise imply, that any such item or information is material or creates measures for materiality for the purposes of this Agreement. The items and information reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected. Such additional items and information are set forth for information purposes only and the Schedules do not necessarily include other matters of a similar nature.

      4.1. Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York, with all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation in each jurisdiction listed on Schedule 4.1, and, to the knowledge of Seller, neither the ownership nor leasing of assets or property owned by the Company on the

Closing Date or the conduct of the Business immediately prior to the Closing Date requires such qualification or licensing in any other jurisdiction, except where the failure to be so qualified would not be material to the Company or the Buyer's use of the Company Assets. Seller has delivered to Buyer true, correct and complete copies of the charter documents and bylaws presently in effect for the Company. The Company is not in default under or in violation of any provision of its charter documents or bylaws.

      4.2. Capitalization. The authorized capital stock of the Company consists of 244.27 shares of Common Stock. All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable. No shares of Common Stock are issued and outstanding except for the Shares and no other class of capital stock is issued or outstanding. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or other securities, nor are there outstanding any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of Common Stock or other securities of the Company.

      4.3. Authority. The Company has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized, and no other proceedings on the part of the Company are necessary to authorize such execution, delivery and performance. This Agreement and the Ancillary Documents to which the Company is a party have been or will be duly and validly executed and delivered by it and, assuming the due execution and delivery of this Agreement and the Ancillary Documents by the other parties hereto and thereto, constitutes or will constitute valid and binding legal obligations of the Company to the extent it is a party thereto, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity and the discretion of courts in granting equitable remedies.

      4.4. No Violation. The execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is a party do not and will not (a) conflict with or result in any violation of, or constitute a breach of any provision of the charter document or bylaws of the Company, (b) except for consents and approvals set forth in Schedule 4.4 (all of which have been or prior to Closing will be obtained by Seller) and except with respect to the Design License Agreements, conflict with, or result in a violation of or constitute a breach or default (with or without notice or a lapse of time or both) under, or permit the termination of, or entitle any other Person to accelerate any obligation, or result in the loss of any benefit, or give rise to the creation of any Lien upon the Shares or the assets of the Company under the terms, conditions or provisions of any material agreement or contract to which the Company is a party or by which any of the Company Assets or the Shares are bound, or (c) violate any Applicable Law.

      4.5. Corporate Records. The corporate minute books (containing the records of meetings and written consents of the stockholders, the board of directors and any committee of the board of directors) and records of the Company relating solely to the Business and the stock books and records of the Company (collectively, "Corporate Records"), in each case regardless of form, are (a) with respect to the Corporate Records related to periods after Seller's acquisition of the Company, accurate and complete in all material respects, and
(b) with respect to the Corporate Records related to periods prior to Seller's acquisition of the Company, all of such Corporate Records in the possession of the Company or Seller.

      4.6. Closing Inventory. The Closing Inventory will consist only of (a) Branded Product which is attributed with college, military, specialty or other form of decoration or (b) Blank Product, in either case being Fall 2001 catalogued merchandise (meaning merchandise intended for sale by the Company's customers to consumers for the Fall 2001 season).

      4.7. Compliance with Laws. Except as set forth on Schedule 4.7, the Company is, and the Business is being conducted, and at all times since January 1, 2000, the Company has been and the Business has been conducted, in substantial compliance with all Applicable Laws, the failure to comply with which could reasonably be expected to be material to the Company or the Business. Except as set forth in Schedule 4.7, the Company has not received, at any time since January 1, 2000, any written notice or other written communication from any Governmental Authority or written notice or other written communication from any other Person regarding (i) any actual or alleged violation of, or failure to comply with, any Applicable Law, or (ii) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      4.8. No Undisclosed Liabilities. Except as expressly set forth in Schedule 4.8, except for the executory portion of Included Contracts and except for Liabilities or obligations which are not required to be disclosed pursuant to other provisions of this Agreement on account of qualifications contained therein, the Company will have as of the Closing Date no Liabilities other than Liabilities expressly assumed by Buyer hereunder and Liabilities subject to indemnification by Seller pursuant to Article VIII hereof.

      4.9.  Taxes.

            (a) Except as set forth on Schedule 4.9(a), all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to the Company or its operations have been filed and made for the Company as required by all applicable laws for all periods through and including the Closing Date, and such Returns are true and correct and have been completed in all material respects in accordance with all Applicable Laws. The Company has timely paid all Taxes required to be paid with respect to such filed Returns and has withheld with respect to its employees all federal and state income taxes, required to be withheld by it under the Federal Insurance Contributions Act, as amended, the Federal Unemployment Tax Act, as amended, and other Taxes it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other Third Party and remitted the same to the applicable Governmental Authority. Except as set forth on Schedule 4.9(a), there is no Tax deficiency outstanding or, to Seller's knowledge, proposed or assessed against the Company or its assets, nor has the Company executed or been requested to execute any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Except as set forth on Schedule 4.9(a), the Tax Returns relating to the operations of the Company have not within the past five years been audited and no audit or other examination of any Return is presently in progress nor has the Company received written notice from a Governmental Authority indicating an intent to open any such audit or other examination, and the time for assessing or collecting income Tax with respect to each taxable period prior to such prior five year period has closed and is no longer subject to further review by any Governmental Authority. Except as set forth in Schedule 4.9(a), the Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement. There are no Tax Liens, and the Company has no knowledge of any basis for the assertion of any Claim which, if adversely determined, would result in Liens, other than Liens for Taxes or assessments not yet due or payable, on the assets of the Company relating to Taxes.

            (b) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company.

            (c) No Company Asset is or will be at Closing property that the Buyer or the Company is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

            (d) The Company has (i) not agreed to or is not required to make any adjustment pursuant to Section 481(a) of the Code; (ii) no knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to the Company, and (iii) no application pending with any Governmental Authority requesting permission for any change in accounting method.

            (e) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            (f) Except as disclosed on Schedule 4.9(f), neither Seller nor the Company has in effect any tax elections for federal income tax purposes under Sections 108, 168, 338, 441, 471, 1017, 1033, 1502 or 4977 of the
      Code with respect to the Company.

            (g) There is no Contract, agreement, plan or arrangement covering any Person that, individually or collectively, as a consequence of the transactions contemplated by this Agreement, could give rise to the payment of any amount that would not be deductible by Buyer or by the Company by reason of Section 280G or Section 162(m) of the Code.

            (h) The Company does not own an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation or (iv) passive foreign investment company.

            (i) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company, are correct and in compliance with the Code and the regulations thereunder in all material respects.

            (j) The Company will not be required to pay any Taxes of any Person (other than the Company) under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

      4.10. Company Assets. As of the Closing Date, the Company shall own, free and clear of all Liens, other than the rights of licensors under Design License Agreements (none of which are part of the Included Contracts) or other license agreements which are part of the Included Contracts and other than the rights of customers under the Purchase Orders, the following assets, rights and interests (collectively, "Company Assets"):

      (a) The Closing Inventory.

      (b) The Bailed Inventory.

            (c) The design assets (collectively, "Design Assets") which consist of the following:

                  (i) Approximately 56,910 screen art files which have been used by the Company in conducting the Business since January 1, 1999, plus all screen art files developed or under development by the Company between the date hereof and the Closing Date for use in the Business;

                  (ii) Approximately  37,898 embroidery stitch files used in the
            Business, plus all embroidery stitch files developed or under development by the Company between the date hereof and the Closing Date for use in the Business; and

                  (iii) The Company's film library located in Mexico, consisting of approximately 65,483 acetates which have been used in the Business, plus all acetates developed or under development by the Company between the date hereof and the Closing Date for use in the Business.

            (d) The following data (regardless of form) pertaining to the Business (collectively, "Sales and Product Data"):

                  (i) All active customer accounts as of the Closing Date;

                  (ii) Historical sales data by customer,  sales representative, product and product classification for the Company's fiscal years 1999 through 2001; and

                  (iii) A summary of all non-proprietary  product specifications as of the Closing Date for the Branded Products, including color standards.

            (e) The Company's rights and interest under the Contracts existing as of the Closing Date listed on Schedule 4.10(e) (collectively with the Purchase Orders, being called the "Included Contracts").

            (f) The Company's rights and interest under all purchase orders existing at the Closing Date for the sale to customers of Branded Products but only to the extent relating to products which have not been shipped to a customer as of such date (collectively, "Purchase Orders").

            (g) The Corporate Records.

      To the extent the Company owns as of the Closing Date any assets, rights or interests other than the Company Assets, Buyer shall cause such assets, rights or interests, whenever received or realized, including all claims relating thereto and all proceeds thereof, to be conveyed to Seller without further consideration as provided in Section 6.4. Without limiting the foregoing, Buyer acknowledges that, (1) as of the date of this Agreement, the Company owns certain European, Middle East and African registrations for the Champion trademarks (the "Foreign Registrations"), (2) the Foreign Registrations will be sold by the Company prior to Closing, (3) the Company will, prior to Closing, distribute to Seller, as a dividend, all property and cash received by the Company as consideration for the sale by the Company of the Foreign Registrations, and (4) if the Company receives any consideration for the sale by the Company of the Foreign Registrations after the Closing, Buyer shall cause the Company to promptly convey to Seller any such consideration.

     4.11.  Intellectual Property.


            (a) The Company has the right to use pursuant to license, sublicense, Contract, or permission the CAMS Software and the Licensed Marks. Buyer acknowledges that Seller is making no representation or warranty of any kind regarding the Company's rights under the Design License Agreements, and that the Company intends to terminate all of the Design License Agreements immediately prior to the Closing as provided in
      Section 6.8(a).

            (b) Except as set forth on Schedule 4.11(b), neither Seller nor the Company has, in the past two years, received any charge, complaint, claim, demand, or written notice alleging with respect to the CAMS Software or Licensed Marks any interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any Third Party). To the knowledge of Seller, during the past two years, no Third Party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of the Company in the CAMS Software or Licensed Marks which interference, infringement, misappropriation or conflict has not been resolved to the Company's satisfaction.

            (c) No patent has been issued to the Company with respect to any intellectual property used in the Business. A patent application in the name of the Company for the CAMS Software is pending with the United States Patent and Trademark Office, which application will be transferred to Seller prior to the Closing Date.

            (d) The Company does not consider the product specifications owned by it relating to Branded Product to be proprietary.

      4.12. Consents and Approvals. Except as set forth on Schedule 4.12, no filing or registration with, no notice to and no permit, authorization, consent, approval or waiver, of any Governmental Authority is necessary to be made by the Company and/or Seller in order for the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

      4.13. Contracts.

            (a) Except as specifically indicated in Schedule 4.13(a), neither the Company nor Seller is a party to (x) any Contract pursuant to which the Company is restricted from conducting the Business, or (y) any Contract with any employee (i) the benefits of which are contingent or accelerated, or the terms of which are materially altered upon or affected by the occurrence of transactions contemplated by this Agreement or the other Ancillary Documents, (ii) under which any Person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iii) the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            (b) Except  for the  Included  Contracts  and except as set forth in
      Schedule 4.13(b), at the Closing the Company will not be a party to or bound by any Material Contract.

            (c) The Company is not a party to any Contract with any Major Customer other than any of the Purchase Orders to which a Major Customer is a party.

      4.14. Litigation. Except as set forth in Schedule 4.14, there are no claims, actions, suits, hearings, investigations or proceedings (collectively, "Claims") pending or, to the knowledge of Seller, threatened, before any Governmental Authority, or before any arbitrator of any nature, brought by or against Seller, the Company or any of their respective officers, directors, employees, agents or Affiliates involving, affecting or relating to the Business, the Shares, the Company Assets or the transactions contemplated by this Agreement or the Ancillary Documents. No Claim set forth on Schedule 4.14 could reasonably be expected to be material to the Company or the Business. None of the Company, the Business, the Shares or the Company Assets is subject to any Judgment.

      4.15. Employee Plans. Within 10 days of Buyer providing Seller with notice designating the Business Employees, Seller shall provide to Buyer Schedule 4.15 which shall be a true and complete list of each Employee Plan of the Company or sponsored by Seller which covers, or is maintained for the benefit of, or relates to, any Business Employee. With respect to each Employee Plan listed in
Schedule 4.15, the Company will make available to Buyer true and complete copies of all summary plan descriptions and summaries of material modifications and all modifications thereto communicated to employees.

      4.16. Labor and Employee Matters.

            (a) Except as set forth in Schedule 4.16(a), the Company is not a party to, or otherwise bound by, a collective bargaining agreement (or any other agreement with any labor organization) relating to any employees of the Company. During the past five years, the Business has not experienced any material work stoppage, labor dispute, grievance, slowdown, lockout or strike, and, to the knowledge of Seller, none has been threatened against the Company. To Seller's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other Governmental Authority.

            (b) Except as set forth on Schedule 4.16(b), the Company is not currently a party to or bound by any Contract for the employment of any Business Employee which (i) involves annual payments (salary and bonus) in excess of $50,000.00 or (ii) cannot be terminated by the Company for no "cause" and without penalty on no more than 90 days' prior notice.

            (c) Within 10 days of Buyer providing Seller with notice designating the Business Employees, Seller shall provide to Buyer Schedule 4.16(c) which shall set forth, for each Business Employee who is not subject to a collective bargaining agreement, a summary description of the current rate of compensation payable to such Person.

            (d) The Company has provided Buyer with access to copies of all manuals, written policies or similar documents of the Company which are material to the Business regarding compensation, benefits, perquisites, and personnel matters. Except as set forth in Schedule 4.16(d), the Company has no oral or written severance policy or other severance obligation.

            (e) Within 10 days of Buyer providing Seller with notice designating the Business Employees, Seller shall provide to Buyer Schedule 4.16(e) which shall set forth any increases in the salary of any Business Employee since January 1, 2001, other than customary salary increases made in the ordinary course of business.

      4.17. Hazardous Substances.  Except as set forth in Schedule 4.17:

            (a) The Company and the Real Property are in material compliance with all Environmental Laws.

            (b) To Seller's knowledge, there are no pending or threatened:

                  (i) claims,  complaints,  notices or requests for  information received by the Company with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to the Company regarding potential Liability of the Company under any Environmental Law.

            (c) To Seller's knowledge, no Real Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, the effect of which, given Seller's indemnification obligations contained in Section 8.2, could adversely affect Buyer, the Company or the Business.

      4.18. Subsidiaries. The Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or own any securities issued by any Person.

      4.19.  Customers and Products.

            (a) Schedule 4.19 sets forth:

                  (i) a list of the 10  largest  customers  of the  Company,  in terms of revenue during each of the 1999 and 2000 fiscal years and the portion of 2001 prior to February 28, 2001, in each case relating to Branded Products (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer; and

                  (ii) a list of the 10 products  with the largest  sales volume sold by the Company in terms of revenue during each of the 1999 and 2000 fiscal years and the portion of 2001 prior to February 28, 2001, in each case relating to Branded Products (collectively, the "Major Products"), showing the approximate total revenue received in each such period with respect to each such product.

            (b) Except as set forth on Schedule 4.19, since December 31, 2000, as of the date hereof, (i) there has not been any material adverse change in the business relationship between the Company and any Major Customer, and the Company has not received any written notice that any Major Customer intends to reduce its purchases from the Company, and (ii) there have been no decreases in the profit margins on any Major Product and there are no indications that the profit margins on any Major Product will decrease in the next two fiscal years.

      4.20. Contribution P&L. Schedule 4.20 contains a contribution profit and loss statement of the Business for the Company's 2000 fiscal year. Such statement was prepared in accordance with the Company's standard practices and was based on the books and records of the Company.

      4.21. Real Estate. As of the Closing, the Company will not own or lease any real property and Seller, one of its Affiliates or one or more transferees of assets of the Company, in the aggregate, shall have assumed all Liabilities of the Company relating to any Real Property.

      4.22. Brokers' Fees and Commissions. Neither the Company nor any of its directors, officers, employees or agents has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

      4.23. Disclaimer. BUYER ACKNOWLEDGES THAT NEITHER SELLER NOR THE COMPANY IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO ANY INVENTORY OR THE COMPANY ASSETS EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV. WITHOUT LIMITING THE FOREGOING, NEITHER SELLER NOR THE COMPANY MAKES ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY OF SUCH INVENTORY OR THE COMPANY ASSETS OR OTHER REPRESENTATIONS OR WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY THE COMPANY AND SELLER. NOTHING CONTAINED IN THIS SECTION 4.23 SHALL LIMIT BUYER'S RIGHTS PURSUANT TO ARTICLE VIII.


                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as of the date hereof as set forth below.

      5.1. Corporate Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

      5.2. Authority. Buyer has the corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the performance of Buyer's obligations hereunder and thereunder have been duly authorized by Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement and the Ancillary Documents to which Buyer is a party have been or will be duly and validly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement and the Ancillary Documents by the other parties hereto, constitutes or will constitute valid and binding legal obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity and the discretion of courts in granting equitable remedies.

      5.3. No Violation. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and Buyer's performance of the transactions contemplated hereby and thereby, do not violate any Applicable Law, do not and will not conflict with or result in any violation of, or constitute a breach of or default under (whether with or without notice or a lapse of time or both) any provision of the charter document or bylaws of Buyer or of any other agreement or obligation to which it is a party, the breach of which would impair Buyer's ability to consummate such transactions.

      5.4. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, approval or waiver of any Third Party or any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party.

      5.5. Brokers' Fees and Commissions. Other than with respect to payments made to The Jordan Company, LLC, neither Buyer nor its respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

      5.6. Litigation. There are no Claims pending or, to the knowledge of Buyer, threatened against Buyer which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Buyer from complying with the terms and provisions of this Agreement, nor does Buyer have knowledge of the basis for any such Claim.

      5.7. Investigation By Buyer. Buyer acknowledges that (a) Buyer has made such investigation of the business, assets, financial condition and Liabilities of the Company and the Company Assets, and has been offered the opportunity to ask such questions of appropriate representatives of the Company or Seller relating to the foregoing, as Buyer deems appropriate to enter into the transactions contemplated hereby, and (b) except for the representations and warranties of Seller in this Agreement or in any Ancillary Document to which it is a party, Buyer is not relying on any representation or warranty by Seller or any other Person in entering into the transactions contemplated hereby (and will not rely on any other representation or warranty in effecting the Closing). Buyer acknowledges and agrees that Seller has not made any representation or warranty as to the future prospects (financial or otherwise), profitability or sales levels of the Business. Buyer further acknowledges and agrees that the Company has sold, discontinued or is seeking to sell or discontinue substantial businesses and operations owned by it, in addition to the Business, and, therefore, the Company intends to sell or otherwise transfer all assets, rights and interests owned by it (other than the Company Assets) prior to the Closing Date.

      5.8. Investment Representation. The Shares are being acquired by Buyer for its own account, for investment and not with a view to or for sale in connection with any distribution thereof.

      5.9. Availability of Financing. Buyer has all funds necessary to perform its obligations hereunder, including to pay the Purchase Price in full at the times provided in this Agreement.


                                  Article VI.
                                    COVENANTS

      6.1. Conduct of Business of the Company Prior to the Closing Date.

            (a) During the period from the date of this Agreement until the Closing, except as set forth on Schedule 6.1 or as expressly contemplated or permitted by this Agreement or to the extent that Buyer shall otherwise consent, Seller shall use commercially reasonable efforts to cause the Company to carry on the Business in such a manner so that the representations and warranties contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on the Closing Date.

            (b) Between the date hereof and the Closing Date, Seller shall take all actions necessary (x) to cause the Company to convey to Seller or one of its Affiliates all assets, properties and rights, including the Fall 2001 Inventory, other than the Company Assets and (y) to assume (directly or through its Affiliates or any other Person) all Liabilities of the Company other than (i) Liabilities arising under the executory portion of Included Contracts and (ii) Liabilities for which Seller is entitled to be indemnified pursuant to Section 8.3.

            (c) From the date hereof through the Closing Date, except as contemplated by this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (i) the Company will not enter into any transaction with respect to the Business or the Company Assets other than in the ordinary course, consistent with past practice, and (ii) there will be no change made or authorized in the charter or bylaws of the Company.

     6.2.  Employees and Employee Benefits.

            (a) Schedule 6.2 sets forth a list of all employees of the Business as of April 10, 2001. At least 15 days prior to the Closing, Buyer shall notify Seller of those employees listed on Schedule 6.2 which Buyer wishes the Company to continue to employ after the Closing (those employees to be retained by the Company after the Closing being collectively called "Business Employees"), and, provided such individuals are employed by the Company as of the Closing, Buyer shall cause the Company (or any successor entity) to continue to employ after the Closing all Business Employees, in each case (i) in the same capacity in which they were employed by the Company immediately prior to the Closing Date, (ii) at the same salary and bonus level paid or payable to such Business Employees as was paid or payable immediately prior to the Closing Date (until such salaries and bonuses are changed by the Company in the ordinary course of business) but in no event shall such level or salaries or bonuses be decreased prior to the first anniversary of the Closing Date, (iii) with such benefits as are substantially comparable, in the aggregate, to the benefits provided to similarly situated employees of Buyer, (iv) providing each such Business Employee full service credit (equal at least to the level existing immediately prior to the Closing Date) for vesting and for eligibility purposes under any employee benefit plan hereafter adopted for Company employees ("Company Employee Plans"), and (v) providing that with respect to any medical, dental or other welfare benefits that are provided at any time to Business Employees under Company Employee Plans, any applicable pre-existing condition exclusions (to the extent satisfied under the comparable Employee Plan immediately prior to the Closing Date) be waived, and any expenses incurred before such time under the comparable Employee Plan be taken into account under such Company Employee Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Buyer may also seek to employ current employees of the Company other than the Business Employees ("Other Employees"), and shall not be obligated to provide the rights and benefits described in clauses (i) through (v) above with respect to Other Employees. Buyer shall not, and shall cause its Affiliates not to, provide any specific incentive or inducement to any Business Employees or Other Employees to choose to be covered under the health care continuation provisions of any Employee Plans, including without limitation the payment of all or portion of a Business Employee's "COBRA" premium.

            (b) Seller shall assume responsibility for, and all Liability associated with, any obligations of the Company to pay severance benefits on account of the transactions contemplated hereby, other than severance benefits payable with respect to the Business Employees and the Other Employees hired by Buyer (including but not limited to pursuant to the terms of the Sara Lee Corporation Severance Pay Plan or any other severance plans maintained by a Controlled Entity), and shall indemnify the Company for any Liabilities arising thereunder whether before or after the Closing.

            (c) Seller acknowledges that, as of and following the Closing Date, it shall retain all assets and retain or otherwise assume all Liabilities with respect to benefits accrued through the Closing Date under any Employee Plans including any that are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (such plans, the "Retirement Plans") and shall indemnify the Company for any Liabilities arising thereunder whether before or after Closing. As of the Closing Date, the Business Employees and any Other Employees shall cease to accrue further retirement benefits under the Retirement Plans except as otherwise required by the terms of the Retirement Plans.

            (d) Seller will, and will cause the Company to, take prior to Closing such actions as Seller and Buyer reasonably agree are necessary in order that effective immediately prior to Closing (i) the Company's participation in (and thus Business Employees' and Other Employees' participation and benefit accrual under) all Employee Plans sponsored by Seller shall cease, and (ii) any Employee Plans sponsored only by the Company and covering only its employees shall terminate or be assumed by Seller or a Controlled Entity. Seller agrees that it shall retain all responsibilities for, and shall indemnify Buyer with respect to, all Liabilities associated with all Employee Plans.

      6.3. Access to Information. Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times, Seller will cause the Company to give Buyer and its authorized representatives access to personnel, facilities and books and records (a) relating to the Business (and will permit Buyer to make copies thereof and will cooperate with regard to such inspections) and (b) relating to such other aspects of the business of the Company as Buyer may request; provided that Seller shall not be required to disclose business information of a confidential nature other than with respect to the Business; provided that Buyer shall be responsible for all of its out-of-pocket costs incurred in connection with such investigation. All access hereunder shall be afforded during normal business hours, and Buyer and its representatives shall conduct any review and inspection in such a manner so that the Company's normal business activities shall not be unduly or unnecessarily disrupted. The foregoing notwithstanding, without first obtaining the prior approval of a senior employee of Seller, neither Buyer nor any of its representatives shall tour or visit the Company's operating facilities or contact any of its employees, customers or suppliers. Buyer acknowledges and agrees that Buyer and its representatives shall not be afforded access to any employee records or other records or information the disclosure of which would be prohibited by any Applicable Law.

      6.4. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including to cause the conditions to Closing set forth in Article VII hereof to be satisfied. Without limiting the foregoing, Buyer agrees to (a) take the actions specified in clause (4) of Section 4.10 and
(b) execute, or cause the Company to execute, all documents necessary to convey to Seller (or its designee) after the Closing any properties, interests or rights (including the proceeds thereof) owned by the Company prior to the Closing which are not Company Assets. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, each party to this Agreement shall take all such action.

      6.5. Exclusivity. Seller will not (and prior to Closing Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities of the Company, or any portion of the Company Assets or the Business (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will not vote the Shares in favor of any such acquisition, whether structured as a merger, consolidation, or share exchange. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6.6. Public Announcements. None of the parties to this Agreement shall issue or make any press release or other public statements or otherwise announce the transactions described herein to employees, customers or suppliers except and unless such press release, public statement or other announcement has been jointly approved by Seller and Buyer (which approval shall not be unreasonably withheld or delayed), except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any securities market or any securities market regulations. If either party is so required to issue or make a press release, public statement or other announcement, it shall inform the other party prior to issuing or making any such press release, public statement or other announcement and shall consult with the other party regarding the content thereof.

      6.7. Schedules. Notwithstanding any specific reference to the disclosure of any matter pursuant to any section of this Agreement or to any Schedule, all disclosures made pursuant to any section of this Agreement or of the Schedules shall be deemed made for all other sections to which such disclosure may apply, and any headings or captions on any section herein or therein are for convenience of reference only. Seller shall be entitled to supplement or amend the Schedules delivered in connection herewith at or before Closing with respect to any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any such Schedule or which is necessary to correct any information in any such Schedule which has been rendered inaccurate thereby, and whether or not such matter is material. No supplement or amendment shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.1(a) hereof or the compliance by Seller with the covenant set forth in Section 6.1 hereof; provided, however, that, except as provided in Section 7.1(a), by consummating the transactions contemplated hereby, Buyer waives any right or Claim it may have or have had on account of or relating to such failure to satisfy conditions or comply with covenants or on account of or relating to any such breach of representation or warranty of Seller.

      6.8. Licenses and Related Transactions.

            (a) Immediately prior to the Closing, Seller shall cause the Company to (i) provide notice to the licensor under each Design License Agreement of the Company's election to terminate such Design License Agreement and
      (ii) terminate the Company's rights, as in effect immediately prior to the Closing, to use the Licensed Marks and the CAMS Software; provided that such termination shall not affect the rights of Buyer and its Affiliates under the Champion License or the CAMS License.

            (b) On the Closing Date, Seller (or one of its Affiliates) shall execute and deliver to Buyer, and Buyer shall execute and deliver to Seller (or its designated Affiliate), non-exclusive royalty-free, fully-paid and nonasessable licenses to use the Champion Art Management System software package (the "CAMS Software") and the methods and systems described in the patent pending in connection with the CAMS Software, in each case in the forms attached hereto as Exhibit E (collectively, the "CAMS License") and ---------- shall deliver to Buyer one copy of the source code for the CAMS Software. Buyer acknowledges that Seller or one of its Affiliates (other than the Company) shall retain the sole and exclusive ownership of all modifications to, and derivative works created from, the CAMS Software.

            (c) On the Closing Date, Seller (or one of its Affiliates) shall execute and deliver to Buyer, and Buyer shall execute and deliver to Seller (or its designated Affiliate), an exclusive license of the Champion brand and related trademarks on the terms set forth in the license attached hereto as Exhibit F (the "Champion License").

            (d) At the Closing, Seller, the Company and Buyer shall enter into a Supply Agreement in the form set forth as Exhibit G ("Supply Agreement").

            (e) At the Closing, Seller, the Company and Buyer shall enter into a Fall 2001 Merchandising Agreement in the form set forth as Exhibit H ("Fall 2001 Agreement").

            (f) At or prior to the Closing, Seller shall, and shall cause the Company to, terminate all arrangements and agreements pursuant to which Seller or any of its Affiliates provides, or arranges for the Company to receive, products or services including insurance coverage, joint purchasing arrangements and corporate, administrative and financial services.

            (g) Prior to the Closing, Seller shall use its best efforts to cause the Company to transfer to another Person all assets, rights and interests owned by the Company other than the Company Assets.

      6.9. Access to Records. Seller shall be entitled, for any lawful purpose, after the Closing, upon reasonable notice and during the regular business hours of Buyer, to have access to and to make copies of the Corporate Records and
Sales and Product Data of the Company which relate to periods prior to the Closing; provided, however, that Seller shall be responsible for all out-of-pocket costs incurred in connection with any such inspection and shall reimburse Buyer for any such costs incurred by Buyer or any of its Affiliates. Any inspection under this Section 6.9 shall be conducted in such a manner so that the Company's business activities shall not be unduly or unnecessarily disrupted. Buyer shall use commercially reasonable efforts to retain such records for a period of five years following the Closing, after which time Buyer may destroy or otherwise dispose of such business records without Seller's consent; provided, however, that at any time after the second anniversary of the Closing Buyer may, at its election and sole cost, deliver to Seller some or all of the Corporate Records and Sales and Product Data of the Company which relate to periods prior to the Closing.

      6.10. Confidentiality Agreement. Buyer and its Affiliates shall remain obligated under the provisions of that certain Confidentiality Agreement, dated December 20, 2000, between Buyer and Seller, the terms of which are incorporated herein by reference; provided, however, that the obligations contained in this
Section 6.10 shall terminate at the Closing.

      6.11. Resignation of Officers and Directors. Seller shall cause each officer and member of the Board of Directors of the Company, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

      6.12. Raw Materials. Commencing on the Closing Date, Seller and Buyer shall cooperate with one another to pursue opportunities in order for Seller to sell raw material inventory (such as inks, supplies of boxes, bags and labels) owned by Seller on the Closing Date and utilized in the Business as conducted by the Company prior to the Closing Date. To the extent Buyer (or any of its Affiliates) chooses to purchase any such raw materials from Seller, the purchase price for such materials shall be the cost of such materials as stated on the Company's books and records plus the cost of freight, F.O.B. the appropriate Shipping Facility. This Section 6.12 shall not require Buyer (or any of its Affiliates) to purchase any raw materials from Seller and shall not restrict Seller from transferring such raw materials to any Person on any terms.

     6.13.  Tax Matters.

            (a) To the extent permitted by law, Buyer agrees that the Company shall not elect to carry back any item of loss, deduction or credit which arises in any taxable year ending after the Closing Date into a taxable period ending on or before the Closing Date.

            (b) Seller shall be entitled to any refunds or credits of Taxes of the Company relating to periods (or portions thereof) ending on or before the Closing Date, and the Buyer and the Company shall promptly forward to Seller any refunds after the receipt thereof.

            (c) Seller, Buyer and the Company shall provide each other with such assistance as may be reasonably requested by the others in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant tax returns, books, and other material relating to the preparation and filing of any Tax Returns. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Buyer, the Company and Seller shall retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding, or determination.

            (d) Seller shall, at its sole expense, cause the Company to timely file all Tax Returns of the Company due on or prior to the Closing Date, which such Tax Returns shall be prepared on a basis consistent with existing procedures for preparing such returns. The Federal, state and other income Tax Returns for a consolidated, combined or unitary group the parent of which is Seller or an Affiliate of Seller (other than the Company) ("Combined Returns") will be filed, so as to accurately reflect the operations of the Company through the Closing Date. Buyer shall, at its sole expense, cause the Company to prepare and timely file all Tax Returns of the Company due after the Closing Date (other than Combined Returns), which such Tax Returns, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for purposes of determining the Seller's liability for Taxes hereunder shall be prepared in accordance with prior practice, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. Notwithstanding anything else in this Agreement to the contrary, Buyer and the Company shall not have any right to file any tax return or control or resolve any examination, investigation, audit, or other proceeding that relates to a Combined Return.

            (e) The Company will not, without the prior written consent of Buyer, make any Tax election or settle or compromise any federal, state, local or foreign income Tax Liability, or waive or extend the statute of limitations in respect of any such Taxes.

            (f) Seller, the Company and Buyer shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state, local or foreign Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

      6.14. Name Change. At or prior to Closing, Seller shall cause the Company to change its corporate name to such name as may be mutually agreed to by Buyer and Seller.

     6.15.  Collection of Accounts Receivable.

            (a) Following the Closing, each of Seller and the Company shall have the exclusive right to collect its accounts receivable relating to the
      Business, it being agreed that all accounts receivable of the Business existing as of the Closing Date shall be owned by Seller. Promptly following the Closing, Seller shall provide Buyer with a list of all accounts receivable of the Business then owned by Seller, which list shall include aged invoice detail, including any unapplied credits or overpayments. The parties shall use commercially reasonable efforts to cooperate and coordinate with one another on a daily or other frequent basis to maximize the prompt collection of accounts receivable of the Business owned by each of Seller and the Company following the Closing.

            (b) The parties further agree that the following principles shall apply to all accounts receivable of the Business existing on the Closing
      Date:

                  (i) Neither Buyer, Seller, the Company nor any of their respective Affiliates, employees or representatives will communicate (regardless of form or means) with any account debtor of the Business who owes any accounts receivable of the Business to Seller or Buyer regarding payment terms, direction of funds or any other matter relating to invoices, purchase orders or accounts receivable of the Business unless such communications are made jointly by Buyer, the Company or one of their Affiliates on the one hand, and Seller or one of its Affiliates on the other hand or with the prior written approval of the non communicating party;

                  (ii)  Buyer,   Seller,   the  Company  and  their   respective
            Affiliates shall cooperate with each other to assure that any amounts collected by any of them in connection with any invoices or purchase orders dated prior to the Closing Date are remitted to the proper party. Following the Closing Date, either party shall promptly remit, once every week, to the other party, or reimburse the other party for, all amounts, and endorse or remit to the other party the proceeds of all checks, drafts, notes or other documents received by such party that relate to invoices or purchase orders which are the property of the other party;

                  (iii) No party hereto,  nor any of its respective  Affiliates, employees or representatives, shall be obligated to bring any legal action or retain collection agencies to collect any balances due in respect of any invoices or purchase orders dated prior to the Closing Date, it being acknowledged that nothing contained in this
            Section 6.15 shall prohibit any party hereto, or any of its respective Affiliates, from bringing any legal action or retaining collection agencies to collect any balances due in respect of any such invoices or purchase orders; and

                  (iv) If any customer specifically  indicates in writing that a payment made by it is intended to be applied to a specific invoice or invoices, then such payment shall be applied to such specific invoice or invoices as so indicated; provided that if such customer does not so indicate, the parties shall jointly contact such customer to obtain direction regarding application of such invoice. Both parties shall make commercially reasonable efforts to insure that all such customers are jointly contacted. No party hereto shall, and each party hereto shall cause its respective Affiliates, employees and representatives not to, take any actions to cause a customer to direct that a payment in respect to any invoice or purchase order related to the Business be applied other than to the oldest outstanding balance specified in the list referred to in
            Section 6.16(a).

      6.16. Returns of Merchandise or Credits. After the Closing, Buyer shall not, and shall cause each of its Affiliates not to, accept from any customer the return of, or provide any credit to any customer with respect to, any product shipped by the Company for its own account prior to the Closing unless such product, at the time of such shipment, would have been deemed to be nonconforming product for which such customer would have the right to return such product pursuant to the terms and conditions under which such product was sold to such customer, or such product was shipped in error to such customer. Seller shall provide Buyer, at its reasonable request, with such information as it reasonably requires to make any determinations regarding whether it may accept the return of any product or provide any credit pursuant to this Section
6.16.  If any  customer  requests a return or credit  which is permitted by this
Section 6.16 specifically indicates in writing that the return or credit is intended to be applied to a specific invoice or invoices, then such return or credit shall be applied against such specific invoice or invoices as so indicated; provided that if such customer does not so indicate, the parties shall jointly contact such customer to obtain direction regarding application of such return or credit. Both parties shall make commercially reasonable efforts to insure that all such customers are jointly contacted.

      6.17. Fiscal 2001 Contribution P&L. Not more than 60 days after the end of Seller's 2001 fiscal year, Seller shall deliver to Buyer a copy of the contribution profit and loss statement of the Business in the format of Schedule
4.20 for the Company's 2001 fiscal year, which statement shall be prepared in accordance with the Company's standard practices and based upon the Company's books and records.


                                  ARTICLE VII.
                              CONDITIONS TO CLOSING

      7.1. Conditions to Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived by Buyer:

            (a) Except as contemplated by this Agreement or the Ancillary Documents, except for matters which arise in the ordinary course of the Business after the date of this Agreement and which would not be material to a reasonably prudent investor's decision to purchase the Shares, and except for matters which arise as a result of the acts or omissions of Buyer and its Affiliates (collectively, the "Permitted Changes"), all representations and warranties made by the Company and Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, and Seller shall have delivered all documents and agreements described in Section 2.3 and Seller shall have otherwise performed in all material respects all covenants, obligations and conditions required under this Agreement to be performed by them on or prior to the Closing; provided, however, that if the foregoing condition to Closing requiring that all representations and warranties made by the Company and Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing is not satisfied, Buyer shall nonetheless be obligated to perform its obligations under this Agreement so long as (i) Seller agrees in writing to unconditionally indemnify the Buyer Indemnified Parties for the amount of Losses which such Buyer Indemnified Parties would be entitled to receive on account of the representations and warranties which caused such condition not to be satisfied not being true and correct as of the Closing Date, and (ii) Seller specifies in such writing, with reasonable specificity in light of the circumstances known to Seller at such time, the amount of such Losses.

            (b) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

      7.2. Conditions to Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived by Seller:

            (a) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing and Buyer shall have delivered all funds, documents and agreements described in Section 2.4 and otherwise performed in all material respects all covenants, obligations and conditions required under this Agreement to be performed by it on or prior to the Closing Date.

            (b) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.


                                 ARTICLE VIII.
                   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                          COVENANTS AND INDEMNIFICATION

      8.1. Survival of Representations, Warranties and Covenants. All of the terms and conditions of this Agreement, together with the warranties, representations, indemnities, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated, the indemnities, agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied. No party or other Person entitled to indemnification under Sections 8.2(a) or 8.3(a) shall commence any suit or proceeding alleging an Indemnity Claim under such sections due to a breach of any representation or warranty in this Agreement after the 540th day following the Closing Date, except insofar as (i) such party or other Person entitled to indemnification under Sections 8.2(a) or 8.3(a) shall have asserted in writing a specific Indemnity Claim prior to the expiration of the Survival Period, in which event the representations and warranties alleged to have been breached in such Indemnity Claim shall continue in effect and remain a basis for indemnity solely with respect to each such asserted Indemnity Claim until such Indemnity Claim is finally resolved, or (ii) any Indemnity Claim arising under Sections 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, 4.9, 4.10, 4.17, 5.1, 5.2, 5.3, 5.7, or 5.8, it
being agreed that the right of an Indemnified Party to make a claim for breach of such representations and warranties shall continue through the longer of 540 days or the period of the applicable statute of limitations (the applicable foregoing period being called the "Survival Period"). Notwithstanding the foregoing, the parties agree that if any Buyer Indemnified Party or Seller Indemnified Party incurs any Losses, whether on account of a Third Party Claim or otherwise, for which it is entitled to indemnification pursuant to any provision of Section 8.2 (other than Section 8.2(a)) or Section 8.3 (other than
Section 8.3(a)), as the case may be, such Party's right to indemnification under
Article VIII shall not be limited or impaired in any manner pursuant to the foregoing limitations of this Section 8.1.

      8.2. Seller's  Indemnification.  Subject to the further provisions of this
Article VIII, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates (including, without limitation, the Company with respect to any time after the Closing) and their respective directors, officers, employees, Affiliates, advisors, representatives, agents, successors and assigns (collectively, "Buyer Indemnified Parties"), against and in respect of any Losses that any of such parties shall incur or suffer, to the extent arising or resulting from, or relating to, directly or indirectly in any way whatsoever,
(a) subject to the provisions of section 8.1, any inaccuracy or breach of any representation or warranty made by Seller herein or in any other Ancillary Document, (b) the failure of Seller or its Affiliates to comply with any of the covenants or other obligations set forth in this Agreement or any Ancillary Document (provided that after the Closing indemnification pursuant to this clause (b) shall not apply to any covenants to be performed by the Company, or any covenants which Seller or any of its Affiliates is required to cause the Company to perform, in each case after the Closing), (c) any Liabilities of the Company existing as of the Closing Date or relating to matters occurring prior to the Closing Date, regardless of when asserted, to the extent relating to the period prior to Closing, (d) Liabilities resulting from the business or operations of the Company prior to Closing (including product liability claims related to product manufactured prior to such time other than to the extent resulting from any acts or omissions of Buyer or its Affiliates), (e) Liabilities resulting from the relationships of the Company with present and former employees, customers, suppliers, stockholders, directors, lenders, borrowers and any others to the extent such Liabilities pertain to the period prior to the Closing, (f) any claim of infringement relating to the use of any Company IP in a manner authorized by Article X, (g) any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 8.8(b)) to the portion of such period beginning before and ending on the Closing Date,
(h) any unpaid Taxes of Seller or any of its Affiliates (other than the Company) under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise, (i) any Claims or Liabilities relating to the matters set forth on Schedule 4.14,
(j) any  Liabilities  arising under the Retirement  Plans or the Employee Plans,
(k) any and all Liabilities that arise as a result of environmental conditions which existed at, or activities which occurred at, Real Property prior to the Closing (including, without limitation, the presence of Hazardous Substances on or under such Real Property or the escape, seepage, leakage, spillage, discharge, emission, release of Hazardous Substances at or from such Real Property) or activities related to the Company's operations prior to Closing (including, without limitation, the transportation, handling, disposal or arrangement for disposal of Hazardous Substances), (l) trademark infringement arising out of approved use of the Licensed Marks by Licensee in the Territory in accordance with the terms of the Champion License, (m) trademark infringement arising out of approved use of the CAMS Software by Licensee in the Territory in accordance with the terms of the CAMS License, or (n) any Claim relating to the foregoing; provided, however, that no indemnification shall be provided with respect to the portion of such Losses that any of such Buyer Indemnified Parties shall incur or suffer to the extent arising or resulting from (1) the operation of the Business, or any other acts or omission of the Company or its successors, in each case after the Closing, (2) the ownership and use of the Company Assets or other properties owned by Buyer or any of its Affiliates after the Closing,
(3) the consummation of the transactions contemplated hereby or by the Ancillary Documents to the extent resulting from an act or omission of Buyer or any of its Affiliates, (4) the failure of any Buyer Indemnified Party to perform any of its obligations under this Agreement or the Ancillary Documents, or (5) any other matter set forth in Section 8.3.

      8.3. Buyer's  Indemnification.  Subject to the further  provisions of this
Article VIII, Buyer shall indemnify, defend and hold harmless Seller (and the Company with respect to any Loss pursuant to Section 8.3(a) or (b) prior to the Closing) and their Affiliates and their respective directors, officers, employees, Affiliates, advisors, representatives, agents, successors and assigns (collectively, "Seller Indemnified Parties") against and in respect of any and all Losses that any such parties shall incur or suffer, to the extent arising or resulting from, or relating to, directly or indirectly in any way whatsoever any of the following: (a) any inaccuracy or breach of any representation or warranty made by Buyer or any of its Affiliates herein or in any Ancillary Document, (b) the failure of Buyer or any of its Affiliates to comply with or the breach by Buyer or any of its Affiliates of any their respective covenants or other obligations set forth in this Agreement or any Ancillary Document, (c) after the Closing, the failure of the Company to comply with or the Company's breach of any covenants in this Agreement or any Ancillary Document to be performed after the Closing, (d) Liabilities under the executory portion of any Included Contracts so long as such Liabilities do not relate to the breach of any Included Contract prior to Closing, (e) Liabilities to the extent relating to the operation of the Business on or after the Closing Date, (f) any acts or omissions of Buyer, the Company or their respective Affiliates, agents or representatives on or after the Closing, (g) the consummation of the transactions contemplated hereby or by the Ancillary Documents to the extent resulting from an act or omission of Buyer or any of its Affiliates, (h)
Liabilities to the extent relating to the ownership and use of the Company Assets or other properties of the Company or its Affiliates on or after the Closing Date, (i) Attributed Product produced, packaged, stored or shipped for the Company in accordance with Article X arising out of or resulting from a breach of the warranty set forth in Section 10.6, (j) Bailed Product or Attributed Product while in the possession, or under the control of, Buyer pursuant to Article X, (k) warranty or similar Claims asserted by any customer of the Business to the extent related to the sale of any Branded Product for which Buyer (or any of its Affiliates) is entitled to the consideration (regardless of form) generated by such sale, (l) the manufacture, packaging, sale, marketing or distribution of the Licensed Products by Licensee and its third-party manufacturers and the officers, directors, employees, and agents of each of the foregoing, or which may be occasioned by Licensee's breach of the warranties, representations, or covenants contained in the Champion License, (m) the use of the CAMS Software by Licensee and its third-party manufacturers and the officers, directors, employees, and agents of each of the foregoing, or which may be occasioned by Licensee's breach of the warranties, representations, or covenants contained in the CAMS License, and (n) any Claim relating to the foregoing; provided, however, that no indemnification shall be provided with respect to the portion of such Losses that any of such Seller Indemnified Parties shall incur or suffer to the extent arising or resulting from (1) a determination that Licensee's use of the Licensed Marks in accordance with the terms of the Champion License infringes prior trademark rights of a third party,
(2) any manufacturing, packaging or other error or defect in connection with any Licensed Product that is supplied to Licensee by Seller, or (3) use by Licensee of the CAMS Software in accordance with the terms and provisions of the CAMS License; provided, further, that no indemnification shall be provided with respect to the portion of such Losses that any of such Seller Indemnified Parties shall incur or suffer to the extent arising or resulting from (1) the operation of the Business, or any other acts or omissions of Seller or the Company or its predecessors, in each case before the Closing, (2) the ownership and use of the Company Assets or other properties before the Closing, (3) the consummation of the transactions contemplated hereby or by the Ancillary Documents to the extent resulting from an act or omission of Seller or the Company, or (4) the failure of any Seller Indemnified Party to perform any of its obligations under this Agreement or the Ancillary Documents.

         Notwithstanding anything contained in Section 8.2 or 8.3 to the contrary, the parties agree that (A) Seller shall indemnify the Buyer Indemnified Parties for all Losses to the extent arising or resulting from (I) the operation of the Business, or any other acts or omissions of Seller or the Company or its predecessors, in each case before the Closing, (II) the ownership and use of the Company Assets or other properties before the Closing, (III) the consummation of the transactions contemplated hereby or by the Ancillary Documents to the extent resulting from an act or omission of Seller or the Company, or (IV) the failure of any Seller Indemnified Party to perform any of its obligations under this Agreement or the Ancillary Documents, (B) Buyer shall indemnify the Seller Indemnified Parties to the extent arising or resulting from
(I) the operation of the Business, or any other acts or omission of the Company or its successors, in each case after the Closing, (II) the ownership and use of the Company Assets or other properties owned by Buyer or any of its Affiliates after the Closing, (III) the consummation of the transactions contemplated hereby or by the Ancillary Documents to the extent resulting from an act or omission of Buyer or any of its Affiliates, or (IV) the failure of any Buyer Indemnified Party to perform any of its obligations under this Agreement or the Ancillary Documents, and (c) in the event that any Losses arise or result from acts or omissions which relate partially to the matters referred to in Section
(A) above and partially to the matters referred to in (B) above, each of Buyer and Seller shall indemnify the Seller Indemnified Parties and the Buyer Indemnified Parties, respectively, for the respective portion of such Losses in accordance with the principles set forth in (A) and (B) above.

      8.4. Indemnification Procedures for Third Party Claims.

            (a) In the event that a Third Party files a lawsuit, enforcement action or other proceeding against a party entitled to indemnification under this Article VIII (an "Indemnified Party") or the Indemnified Party receives notice of, or becomes aware of a condition or event which otherwise entitles such party to the benefit of any indemnity hereunder in connection with Losses incurred as a result of a Claim by a Third Party (a "Third Party Claim"), the Indemnified Party shall give written notice thereof (the "Claim Notice") promptly to each party obligated to provide indemnification pursuant to this Article VIII (an "Indemnifying Party"). All Third Party Claims for indemnification by the Indemnified Party shall be bona fide. The Claim Notice shall describe in reasonable detail the nature of the Third Party Claim, including an estimate, if practicable, of the amount of Losses that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Notwithstanding the foregoing, failure by an Indemnified Party to provide notice on a timely basis of a Third Party Claim shall not relieve the Indemnifying Party of its obligations hereunder, unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby.

            (b) Subject to the following sentence, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days of its receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such Third Party Claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that:

                  (i) if the Indemnifying Party does not deliver to the Indemnified Party within 90 days after its receipt of the Claim Notice a writing indicating that, based on the facts alleged in the Claim Notice and any facts actually known to the Indemnifying Party at such time regarding such Third Party Claim, the Indemnifying Party has not concluded that it is not obligated to provide indemnification pursuant to this Article VIII on account of such Third Party Claim (it being agreed that such writing shall not constitute any binding obligation or waiver of rights on the part of the Indemnifying Party), or if, following the delivery of such writing or at any other time, the Indemnifying Party fails to promptly notify the Indemnified Party of any facts or developments which have caused the Indemnifying Party to conclude that it is not obligated to provide indemnification for such Third Party Claim pursuant to this Article VIII; or

                  (ii) such Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party or otherwise would be reasonably likely to have a material and adverse impact on the ability of the Indemnified Party to conduct its business in the ordinary course;

         then, in either such case, the Indemnified Party shall be entitled to conduct the defense against such Third Party Claim, at the expense of the Indemnifying Party and shall so notify the Indemnifying Party in the Claim Notice in the case of clause (ii) above, or promptly following the occurrence giving rise to its right in the case of clause
         (i) above. Notwithstanding anything in this Section 8.4 to the contrary, including any rights a Buyer Indemnified Party may have pursuant to the preceding sentence, Seller shall have the right to conduct the defense of any Third Party Claim which relates to (A) the Licensed Marks, the CAMS Software or any other intellectual property rights owned or used by Seller or any of its Affiliates, (B) the safety, quality, design or manufacture of any Licensed Products, or (C) any matter which adversely reflects on the name, reputation or goodwill of Seller, any of its Affiliates or any of their respective intellectual property rights, including any matter which would give Seller the right to terminate its approval of any facility pursuant to
         Section 18 of the Champion License, and if Seller is the Indemnified Party with respect to such Third Party Claim, Buyer shall be responsible for the cost of such defense. Regardless of which party conducts the defense of a Third Party Claim, the other party shall have the right to approve the defense counsel for such Third Party Claim, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after counsel is proposed, then the party conducting the defense shall propose an alternate defense counsel, which shall be subject again to the other party's approval, which approval shall not be unreasonably withheld or delayed.
         Notwithstanding the foregoing, if the counsel retained by the party conducting the defense is prohibited by the applicable rules of legal ethics from representing both the Indemnifying Party and the Indemnified Party, then the party not conducting the defense may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the fees and disbursements of such separate counsel. If the Indemnified Party is conducting the defense of a Third Party Claim at the expense of the Indemnifying Party, the Indemnifying Party shall reimburse the Indemnified Party for the costs and expenses of such defense which constitute Losses for which the Indemnified Party is entitled to indemnification pursuant to this Article VIII on a monthly basis promptly after the Indemnifying Party's receipt of an invoice therefor from the Indemnified Party.

            (c) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 8.4(b), or if the Indemnified Party has the right to defend such Third Party Claim pursuant to Section 8.4(b) and has elected to do so, then, in either such event, the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party (or any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) shall be prohibited from compromising or settling the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Failure at any time of the party conducting the defense to diligently defend a Third Party Claim as required herein shall entitle the other party to assume the defense and settlement of such Third Party Claim.

            (d) Regardless of which party conducts the defense of a Third Party Claim, the other party will cooperate with and make available to the party conducting the defense such assistance, personnel, witnesses and materials as such party may reasonably request, all at the expense of the Indemnifying Party. Regardless of which party defends such Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Each Indemnified Party shall reasonably consult and cooperate with each Indemnifying Party with a view towards mitigating Losses, in connection with Third Party Claims for which a party seeks indemnification under this Article VIII.

            (e) Without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), the Indemnifying Party (or any insurance carrier defending such Third Party Claim on the Indemnifying Party's behalf) will not enter into any settlement of any Third Party Claim if, pursuant to or as a result of such settlement, such settlement could lead to Liability or create any financial or other obligation on the part of the Indemnified Party (including any obligation which would have a material and adverse impact on the ability of such Indemnified Party to conduct its business in the ordinary course ) for which the Indemnified Party is not entitled to indemnification hereunder. If the Indemnifying Party receives a firm offer to settle a Third Party Claim which contains an agreement on the part of a the Third Party to otherwise unconditionally release the Indemnified Party from any further Third Party Claims, which offer the Indemnifying Party is otherwise permitted to settle under this Section 8.4, and the Indemnifying Party desires to accept such offer, the Indemnifying Party will give prior written notice to the Indemnified Party to that effect. If the Indemnified Party objects to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum Liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party up to the point such notice had been delivered.

            (f) If Buyer assigns all or any portion of its rights under this Agreement as permitted by Section 11.3, then for purposes of this Section
      8.4 and the actions and decisions to be made by Buyer and any assignee, Buyer shall be deemed to be the representative of such assignee and Seller and the Seller Indemnified Parties shall be entitled to rely exclusively on the acts and omissions of Buyer with respect to actions to be taken by, or inferences from omissions of, either Buyer or such assignee.

            (g)  Notwithstanding  any  contrary  provisions  contained  in  this
      Section 8.4, Seller shall have the exclusive right to defend all of the Claims set forth on Schedule 4.14 so long as Seller diligently defends such Claims.

            (h) The provisions of this Section 8.4 shall not apply to any Tax Contest to the extent such provisions are inconsistent with the provisions of Section 8.9(c).

      8.5. Nature of Other Liabilities. In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 45 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such Claim (a "Dispute Notice"), the Claim specified by the Indemnified Party in the Indemnity Notice shall, subject to the further provisions of this Article VIII, be deemed a Liability of the Indemnifying Party under this Article VIII.

      8.6. Indemnification Limits and Restrictions. None of Buyer or any other Buyer Indemnified Party shall be entitled to any indemnity under Section 8.2(a) unless and until all Indemnity Claims by the Buyer Indemnified Parties exceed 5% of the Purchase Price, in the aggregate ("Basket"), at which time the Person(s) seeking indemnification shall be entitled to recover all Losses in excess of the Basket; provided, however, that in no event shall Seller be liable for Losses solely pursuant to Section 8.2(a) in excess of 50% of the Purchase Price. In no case shall Losses include fees and expenses of more than one counsel with respect to any Indemnity Claim or Claims arising out of the same general allegations or circumstances.

      8.7. Exclusive Remedy. Except for injunctive and other equitable relief and remedies and except as otherwise expressly provided elsewhere in this Agreement, the rights and obligations of the parties under this Article VIII are the exclusive rights and obligations of the parties with respect to any breach of any representation, warranty, covenant or agreement in this Agreement or any Ancillary Document and shall be in lieu of any other rights or remedies to which the party entitled to indemnification hereunder would otherwise be entitled as a result of such breach; provided, however, that any rights or remedies contained in any Ancillary Document shall also be available so long as they are not inconsistent with the terms of this Agreement.

     8.8.     Tax Matters.

            (a) All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price.

            (b) Notwithstanding anything else in this Agreement, the Seller shall only be liable for Taxes of the Company for taxable periods ending on or before the Closing Date and, for any period not ending on or before the Closing Date, the portion of any Taxes attributable to the period ending on the Closing Date. For any period that does not end on the Closing Date, (i) liability for Taxes determined by reference to net income, net receipts, net profits, capital gains, gross income, gross receipts, gross profits, sales, windfall profits or similar items or arising as the result of a transfer of assets shall be allocated between the portion of the period ending on the Closing Date and the portion of the period beginning after the Closing Date based on the date such items accrued, and (ii) liability for all other Taxes shall be allocated between the portion of the period ending on the Closing Date and the portion of the period beginning after the Closing Date, pro rata based on the number of days in the taxable period.

            (c) Seller shall be entitled to control and conduct those aspects of audits, examinations or proceedings (a "Tax Contest") relating to the Company that are related to (i) Liability for any Taxes for which Seller would be required to indemnify any Buyer Indemnified Party pursuant to

      Section 8.2, (ii) a claim for refund for any Taxes that Seller is entitled to pursuant to Section 8.9(b), or (iii) a year for which the Company is included in Seller's consolidated Return. Costs of any Tax Contest are to be borne by Seller. Seller shall have the right to control and conduct all Tax Contests including the right to determine, in its sole discretion, such issues as (1) the forum, administrative or judicial, in which to contest any proposed adjustment, (2) the attorney and/or accountant to represent the Company in the Tax Contest, (3) whether or not to appeal any decision of any administrative or judicial body and (4) whether to settle any such Tax Contest. Buyer shall cause the Company to deliver to Seller any power of attorney required to allow Seller and its counsel to represent the Company in connection with the Tax Contest and shall use its best efforts to provide Seller with such assistance as may be reasonably requested by Seller in connection with the Tax Contest. Seller shall
      reimburse  the  Company  monthly  for  reasonable   expenses  incurred  in
      providing such assistance. Notwithstanding the foregoing, Seller shall consult in good faith with Buyer with respect to the conduct of, and before entering into any settlement of, any Tax Contest that may have a material adverse impact on the Liability for Taxes of the Company, but Seller shall alone be entitled to determine whether, and on what terms, any such settlement shall be entered into so long as Seller agrees to fully indemnify Buyer for any such Liability to the extent related to periods prior to Closing.

            (d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                  ARTICLE IX.
                           TERMINATION AND ABANDONMENT

      9.1. Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by mutual written consent of Buyer and Seller;

            (b) by either Buyer or Seller:

                  (i) if the other party shall have failed to comply with any of its material obligations or agreements contained in this Agreement required to be complied with or performed prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

                  (ii) if there has been a material breach by the other party of any representation or warranty made in this Agreement and such breach has not been cured within five business days following receipt by the breaching party of written notice of the breach;

                  (iii) if a Governmental  Authority shall have issued an order, decree or ruling or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iv) if the Closing Date shall not have  occurred on or before
            June 29, 2001;

provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

      9.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller, as provided in Section 9.1, this Agreement shall immediately become void and there shall be no Liability hereunder on the part of any party except that nothing contained in this Section
9.2 shall relieve any party hereto from any Liability for any breach of a representation, warranty or covenant contained in this Agreement or relieve any party from obligations which survive termination pursuant to Article X. Without limiting the foregoing, the parties agree that such Liability shall include such consequential damages on account of such breach (including (a) if the Closing does not occur on or prior to June 29, 2001 due to Buyer's breach of this Agreement, the loss of tax benefits to Seller, and (b) the costs incurred by the non-breaching party in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby), as the non-breaching party is able to prove.


                                   ARTICLE X.
                                BAILED INVENTORY

         As an accommodation to Buyer to assist with the successful transfer of the Business to Buyer, the Company and Seller are willing to enter into the arrangements contained in this Article X to provide Buyer with certain Branded Products which will be part of the Company Assets on the Closing Date to enable Buyer to have an adequate inventory of Branded Products to be able to fulfill orders for customers of the Business pursuant to the purchase orders to which the Company will be a party on the Closing Date.

      10.1. Retention of Buyer. The Company hereby retains Buyer, and Buyer hereby accepts such retention, to provide to the Company during the period from the date of this Agreement through the first to occur of the Closing or the termination of this Agreement pursuant to Section 9.1 (such period, the "Term"), solely as an agent of the Company, the Services. From time to time during the Term, the Company shall provide for the use of Buyer in performing the Services
(a) such of the Design Assets and Sales and Product Data as the Company reasonably determines that Buyer will require to perform the Services, it being acknowledged that the Company shall not provide to Buyer pursuant to this
Section 10.1 any of the Design Assets described in Section 4.10(c)(iii), and (b) the CAMS Software and one copy of the source code for the CAMS Software (all of such items referred to in clauses (a) and (b) provided for the use of Buyer pursuant to this Section 10.1, the "Provided Assets"). Buyer will not alter, modify or create derivative works from, the CAMS Software during the Term.

      10.2. The Services. From time to time during the Term, the Company shall ship to Buyer Bailed Product, all such shipments to be in accordance with
Section 2.10 of this Agreement. For all Bailed Product, the Company shall deliver to Buyer from time to time a set of written instructions (each such set, an "Instruction"). Upon Buyer's receipt of any Bailed Product, Buyer shall, at its sole cost and expense, perform the following services (collectively, the "Services") with respect to such Bailed Product:

            (a) Cause Bailed Product to be attributed with the decorations designated by the Company in the applicable Instructions within the time frames designated in the applicable Instructions (such Bailed Product after being attributed, the "Attributed Product");

            (b) Store Bailed Product and Attributed Product to such locations and in a manner, as mutually agreed upon by the Company and Buyer; and

            (c) Cause all Bailed Products and Attributed Products to be segregated from other merchandise of Buyer and its Affiliates and clearly marked and identified as being the property of the Company.

Buyer shall perform the Services in accordance with the specifications contained in the applicable Instructions and all applicable laws and regulations. Further, Buyer shall perform the Services in compliance with the Company's currently existing specifications, as such specifications may be amended by Company from time to time (the "Specifications"). A current copy of the Specifications has previously been provided to Buyer by the Company. In the event of a conflict or inconsistency between the Specifications and an applicable Instruction, the Instructions shall control. Risk of loss or damage to Bailed Product or Attributed Product shall be the responsibility of Buyer until the same is delivered to the Company or, at the direction of the Company, to a Company customer.

     10.3.    Insurance.

            (a) Buyer shall,  at its cost,  procure and maintain  throughout the
      Term Commercial General Liability insurance and umbrella liability insurance written on an occurrence basis with the following coverages and limits:

                  Coverage                                       Limits
                  --------                                       ------

         General Aggregate Limit                             $2,000,000.00

         Products/Completed Operations Aggregate Limit       $2,000,000.00

         Personal and Advertising Injury - Per Injury        $1,000,000.00

            (b) All coverages required hereunder shall be carried with insurer(s) acceptable to the Company. Buyer shall submit policies and/or certificates of insurance evidencing the above coverages (which shall include an agreement by the insurer not to cancel or materially alter its coverage except upon thirty (30) days prior written notice to Seller) to Seller for its approval before at the time of execution of this Agreement. The coverages provided by Buyer hereunder shall be primary and non-contributing with any similar insurance which may be maintained or provided by the Company, and any certificate furnished by Buyer shall be endorsed to so state. The coverages described in Sections 10.3(b) and (c) shall continue in effect for Seller's and its Affiliates' benefits for a period of one (1) year from the earlier of the Closing Date or the date of termination of this Agreement. In case of Buyer's failure to maintain the required insurance in effect, the Company may, at its option, procure the aforementioned insurance and charge Buyer for the amount so expended by the Company.

       10.4. Confidential and Proprietary Information.

            (a) The Specifications and Company IP are proprietary and confidential information of the Company, and shall not be used by Buyer except in connection with the performance of the Services hereunder. The term "Company IP" means the Licensed Marks, the Design Assets, the Company's rights and interests under the Design License Agreements, the CAMS Software and the source code for the CAMS Software.

            (b) All business and technical information, whether in written, oral or electronic form, including, but not limited to, technical know-how, the Specifications, the Instructions, procedures and Sales and Product Data, which the Company may hereafter disclose to Buyer or to any employee, agent or representative of Buyer, shall be received and retained by Buyer and its employees, agents and representatives as strictly confidential and, except as provided for herein, may not be disclosed to any third party. Buyer shall not disclose any such information to any person within its organization not having a need to know the same and shall only use such information in connection with the performance of the Services hereunder.

            (c) Notwithstanding Section 10.4(b), Buyer shall not have an obligation of confidentiality with respect to information which:

                  (i) was in the public  domain at the time of receipt  from the
            Company, or which thereafter comes into the public domain without breach of an obligation assumed hereunder; or

                  (ii) was known and can be shown to have been known by Buyer at the time of receipt from the Company and was not previously acquired directly or indirectly from the Company on a confidential basis; or

                  (iii) becomes known to Buyer on a non-confidential basis through a third party whose own acquisition and disclosure were entirely independent of Buyer, not in breach of any obligation hereunder or any other confidentiality agreement for the benefit of the Company, its Affiliates, predecessors or successors, and not obtained on a confidential basis from the Company; or

                  (iv) is approved for disclosure by the Company in writing.

            (d) All originals  and copies of  documented  business and technical information identified or reasonably identifiable as confidential or proprietary to the Company shall be returned to the Company upon demand or, if no demand is made, upon the cancellation or termination of this Agreement, except that in the case of the source code for the CAMS Software, Buyer shall return it (and all copies thereof) and any modifications it has made to it (and all copies thereof) (or cause them to be returned to Seller or provide Seller with satisfactory proof of their destruction) promptly following termination for any reason of the CAMS License if the Closing occurs hereunder. Until the earlier of Closing or termination of this Agreement, Buyer may not make any modifications to the source code for the CAMS Software. Following Closing, Buyer may make modifications to the CAMS Software; provided, however, that Buyer shall preserve the original source code as it existed prior to such modification.

            (e) The obligations imposed upon Buyer pursuant to this Section 10.4 shall survive the Closing or any termination or expiration of this Agreement; provided, however, that any such obligations of Buyer which relate solely to Company Assets shall expire at the Closing, if it occurs.

     10.5.  Rights to Company IP.

            (a) Buyer agrees that, as between Buyer and the Company, all of the Company IP to be used by Buyer in the performance of the Services is the sole and exclusive property of the Company. Nothing in this Agreement shall give or is intended to give Buyer any right, title or interest in or to any of the Company IP or the good will associated with any of the Company IP, except the right to use the same in accordance with the terms and conditions of this Article X. Buyer shall not contest the validity or ownership of any of the Company IP or assist others in contesting the validity or ownership of any of the Company IP.

            (b) Buyer agrees that Company shall determine all decorations to be attributed to Bailed Product and all printed matter on packaging materials and labeling utilized pursuant to this Article X. Buyer agrees not to affix any label or other printed material on any Bailed Product or Attributed Product which either has not been provided to Buyer by the Company or for which Buyer has not received the prior written approval from the Company.

      10.6. Buyer Warranty. Buyer warrants and represents to the Company that all of the Services shall be performed in compliance with all material applicable laws and regulations and in compliance with the Specifications and the Instructions.

      10.7. Not a Requirements Contract. Buyer acknowledges and agrees that the provisions of this Article X are not a requirements contract, and nothing contained herein shall be deemed as granting to Buyer, and Buyer is not hereby acquiring, any exclusive rights with respect to the performance of the Services.

      10.8. Specifications; Quality Standards. All Bailed Product which constitutes a part of the Bailed Inventory will have been produced by the Company in accordance with the Company's currently existing specifications for Blank Product, as such specifications may be amended by the Company from time to time. All Bailed Product which constitutes a part of the Bailed Inventory will have been packed in accordance with the terms set forth on Schedule 10.8(a). If the Closing occurs, Buyer's exclusive remedy for any Bailed Product which constitutes a part of the Bailed Inventory but which does not meet the Company's specifications for Blank Product shall be a reduction in the Bailed Inventory Value for each item of the Bailed Inventory which constitutes Excessive Irregular Inventory, such reduction to be in an amount mutually agreed upon by Seller and Buyer; provided, however, that if Seller and Buyer are unable to reach agreement within a reasonable period of time, such reduction shall be calculated by valuing the Excessive Irregular Inventory at zero (the aggregate of all such reductions being called the "Bailed Inventory Excessive Irregular Inventory Reduction"). If Excessive Irregular Inventory is valued at zero, then Buyer shall ship such Excessive Irregular Inventory at such times and to such destinations as directed by Seller from time to time at Seller's cost, it being agreed, however, that Buyer shall store such Excessive Irregular Inventory, on Seller's behalf, until Seller provides such direction and that Buyer and Seller shall review with one another, on a monthly basis, the quantity and any related issues pertaining to storage of such Excessive Irregular Inventory. Inventory shall conclusively be deemed Bailed Inventory to the extent such Inventory is reflected on the bills of lading or other shipping documents prepared by Seller and accompanying such shipment, and shall be valued as provided therein, unless, within five business days of receipt by Buyer, Seller receives written notice containing a detailed explanation of Buyer's objection to the Shipped Inventory. Buyer shall be entitled to object to such list or valuation only to the extent
(a)  mathematical  errors  exist  in the  list or  valuation,  or (b)  Excessive
Irregular Inventory is included in such shipment. If Buyer objects to Bailed Inventory in accordance with the provisions of this Section, the parties, in good faith, shall promptly attempt to resolve such dispute and, where applicable, make any necessary adjustments to the Bailed Inventory Value (the aggregate of all such reductions, together with the Bailed Inventory Excessive Irregular Inventory being called the "Bailed Inventory Reduction")

      10.9. Ownership of Product and Assets. Until the Closing occurs, the Company shall be the sole and exclusive owner of all Bailed Products, Attributed Products and Provided Assets and Buyer shall have no right, title or interest of any kind in any Bailed Product, Attributed Product or Provided Assets, other than the rights expressly provided in this Article X. Buyer shall execute and deliver to the Company such financing statements and other instruments at Seller's expense, and shall allow the Company to send such notices to Buyer's creditors, as the Company may deem appropriate to protect the Company's ownership interest in the Bailed Products, the Attributed Products and the Provided Assets.

      10.10. Obligations Upon Termination of this Agreement.

            (a) If this Agreement is terminated for any reason, then the Company shall pay to Buyer, as compensation for the Services, an amount equal to the Reimbursement Amount for each Completed Product. The term "Reimbursement Amount" means, with respect to each Completed Product, an amount equal to the amount set forth in Schedule 2.7(b) for the attribution performed on the Bailed Product by Buyer. The term "Completed Product" means each Attributed Product for which Buyer has performed the Services in accordance with the terms of this Article X. The Reimbursement Amount for each Completed Product shall be paid to Buyer no later than thirty (30) days after the termination of this Agreement. Buyer shall not be entitled to any compensation for the Services if the Closing occurs.

            (b) If this Agreement is terminated for any reason, Buyer shall, (i) within ten (10) days after the date of such termination, at its sole cost and expense, ship all of the Bailed Product, Attributed Product and Provided Assets (including all copies of source code for the CAMS Software) then in the possession, control or custody of Buyer, or any of its Affiliates, to Seller or to such other location as Seller directs Buyer in a written direction delivered to Buyer no later than five days after the date of such termination, and (ii) within 60 days after the date of such termination, pay to Seller an amount, in immediately available funds, equal to the Full Value less the Shipped Value. The "Full Value" shall mean the aggregate of the amounts determined in accordance with the valuations set forth in Schedule 2.7(a) for each item of the Bailed Product and Attributed Product (assuming, for these purposes only, that all such Attributed Product had not been attributed) which, immediately prior to the date of termination of this Agreement, is either in the possession of Buyer (or a third party warehouse or bailee for the benefit of Buyer) or in transit to Buyer from the Company. The "Shipped Value" shall mean the sum of the amounts determined in accordance with the valuations set forth in Schedule 2.7(a) for each item of the Bailed Product and Attributed Product (assuming, for these purposes only, that all such Attributed Product had not been attributed) which (A) does not constitute Irregular Inventory, and (B) was shipped to Seller or any of its Affiliates pursuant to clause (i) above.

            (c) The provisions of Article X shall survive the termination of this Agreement.

            (d) Nothing contained in this Section 10.10 shall relieve any party of any Liability to another party on account of its breach of this Agreement.

      10.11. Independent Contractor Relationship. The relationship which the Company holds as to Buyer in connection with their respective obligations pursuant to this Article X is that of an independent contractor. This Article X is not intended to create and shall not be construed as creating between the Company and Buyer the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Buyer be considered in any sense an Affiliate or subsidiary of the Company. Neither party shall not have any authority to create or assume in the other party's name or on its behalf any obligation, expressed or implied, or to act or purport to act as the other party's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein.


                                   ARTICLE XI.
                                  MISCELLANEOUS

      11.1. Notices. All notices and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed duly given for all purposes (a) on the date of delivery, if delivered personally or by confirmed telecopier transmission, (b) on the next business day after delivery by a recognized overnight carrier, or (c) on the third business day after mailing, if sent by United States registered mail, return receipt requested, postage-prepaid, and addressed as follows (or at such other address as any party shall provide to the other parties by notice given pursuant to this
Section 11.1):

                           If to Seller:
                           ------------

                           Sara Lee Corporation
                           Three First National Plaza
                           Chicago, Illinois  60602
                           Attention:  Senior Vice President,
                           Secretary and General Counsel
                           Fax No.:  312-419-3187

                           If to Buyer:
                           -----------

                           GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas  66219
                           Attention: Craig Peterson, Chief Financial Officer Fax No.: 913-693-3913

                           with a copy to:

                           Mayer, Brown & Platt
                           555 College Street
                           Palo Alto, California 94306-1433
                           Attention: Martin J. Collins
                           Fax No.:  650-331-2010

      11.2. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed, in the case of an amendment, by Buyer and Seller, or, in the case of a waiver, by the party against whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

      11.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party, except that Buyer may (i) assign its rights under this Agreement, including the right to purchase the Shares, to a wholly owned subsidiary of Buyer, and (ii) assign its rights under this Agreement to any Person (other than a competitor of Seller as determined by Seller in good faith) who acquires (whether by acquisition of stock or assets, merger, consolidation, recapitalization or otherwise) the Business and substantially all of the other assets and liabilities of Buyer and its subsidiaries, it being agreed, however, that in each case no such assignment shall relieve Buyer of its obligations hereunder and, upon any such assignment, without any further action by any of the parties, all obligations of Buyer shall be the joint and several obligations of Buyer and such assignee.

      11.4. Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, Section, Schedule, Exhibit, Recital and party references are to this Agreement unless otherwise stated. The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. The term "including" as used in this Agreement shall mean including, without limitation, and shall not be deemed to indicate an exhaustive enumeration of the items at issue.

      11.5. Severability. Any term or provision of this Agreement that is or becomes invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

      11.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

      11.7. Entire Agreement. This Agreement, together with the Exhibits and Schedules and Ancillary Documents, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof, and supersede all prior and contemporaneous, oral and written, agreements and understandings pertaining thereto.

      11.8. Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of law principles. Each party hereto hereby agrees that any proceeding relating to this Agreement, the Ancillary Documents and the transactions contemplated hereby or thereby shall be brought solely in the state or federal court located in Chicago, Illinois. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such state or federal court, consents to service of process by registered mail made upon such party, waives any objection to venue in any such state or federal court and any Claim that any such state or federal court is an inconvenient forum.

      11.9. Expenses. Except as otherwise expressly provided herein, Buyer shall pay all costs and expenses incurred by or on its behalf and Seller shall pay all costs and expenses incurred by or on behalf of Seller, in each case in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

      11.10. Third-Party Beneficiaries. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

      11.11. Knowledge. All references to Seller's "knowledge," or phrases of similar import (such as "known" or "knows"), shall mean the actual (not imputed or implied) knowledge, at the time of execution of this Agreement by Seller, of Gerald Evans, Bob Hall and Lynn Gwyn.

      11.12. WAIVERS OF TRIAL BY JURY. SELLER AND BUYER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER ANCILLARY DOCUMENTS, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         The parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.



                                       SARA LEE CORPORATION


                                       By: /s/  Richard Oberdorf
                                          --------------------------------------
                                       Name:  Richard Oberdorf
                                       Title: Vice President



                                       CHAMPION PRODUCTS, INC.


                                       By:  /s/ Christian McGrath
                                          --------------------------------------
                                       Name:   Christian McGrath
                                       Title:  Vice President



                                       GFSI, INC., d/b/a Gear For Sports


                                       By:   /s/  Larry D. Graveel
                                          --------------------------------------
                                       Name:   Larry D. Graveel
                                       Title:  President & COO

                                    EXHIBIT A

                                  Defined Terms


         "Affiliate" means with respect to any Person (a) any Person who, directly or indirectly, controls, or is controlled by or under common control with, the Person in question, or (b) any person who is a director or executive officer of such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to vote or direct the voting of 50% or more of the outstanding voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, veto rights or otherwise.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Ancillary Documents" means the agreements, certificates, instruments and other documents to be executed and delivered in connection with this Agreement.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, Judgment, permit, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its affiliates).

         "Attributed  Product"  shall  have the  meaning  set  forth in  Section
2.6(h).

         "Bailed Inventory" shall have the meaning set forth in Section 2.6(f).

         "Bailed Inventory Excessive Irregular Inventory Reduction" shall have the meaning set forth in Section 10.8.

         "Bailed  Inventory  Reduction"  shall  have the  meaning  set  forth in
Section 10.8.

         "Bailed Inventory Value" shall have the meaning set forth in Section 2.6(g).

         "Bailed Product" shall have the meaning set forth in Section 2.6(e).

         "Basket" shall have the meaning set forth in Section 8.6.

         "Blank Product" shall have the meaning set forth in Recital A.

         "Branded Product" shall have the meaning set forth in Recital A.

         "Business  Employees"  shall  have the  meaning  set  forth in  Section
6.2(a).

         "Business" shall have the meaning set forth in Recital A.

         "Buyer" shall have the meaning set forth in the Preamble.

         "Buyer Indemnified Parties" shall have the meaning set forth in Section 8.2.

         "CAMS License" shall have the meaning set forth in Section 6.8(b).

         "Champion License" shall have the meaning set forth in Section 6.8(c).

         "Claim Notice" shall have the meaning set forth in Section 8.4(a).

         "Claims" shall have the meaning set forth in Section 4.14.

         "Closing" and "Closing Date" shall have the respective meanings set forth in Section 2.2.

         "Closing Inventory" shall have the meaning set forth in Section 2.6(b).

         "Closing  Inventory  Reduction"  shall  have the  meaning  set forth in
Section 2.9(b).

         "Closing  Inventory  Statement"  shall  have the  meaning  set forth in
Section 2.7(c).

         "Closing Inventory Value" shall have the meaning set forth in Section 2.6(d).

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collegiate Products" shall have the meaning set forth in Recital A.

         "Combined Returns" shall have the meaning set forth in Section 6.13(d).

         "Common Stock" shall have the meaning set forth in Recital B.

         "Company" shall have the meaning set forth in the Preamble.

         "Company Assets" shall have the meaning set forth in Section 4.10.

         "Company Employee Plans" shall have the meaning set forth in Section 6.2(a).

         "Company IP" shall have the meaning set forth in Section 10.4(a).

         "Completed  Product"  shall  have the  meaning  set  forth  in  Section
10.10(a).

         "Contracts" means all contracts, agreements, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party or to which the Company, the Business, the Shares or the Company's assets, properties or operations are otherwise bound or subject.

         "Controlled Entity" shall mean any member of the Company's controlled group as described in Sections 414(b), (c), (m) and (o) of the Code.

         "Corporate Records" shall have the meaning set forth in Section 4.5.

         "Defense Notice" shall have the meaning set forth in Section 8.4(b).

         "Design Assets" shall have the meaning set forth in Section 4.10(d).

         "Design License Agreements" shall mean the license agreements pursuant to which the Company has the right to attribute the Design Assets to Blank Product.

         "Dispute Notice" shall have the meaning set forth in Section 8.5.

         "Employee Plans" shall mean all (i) employee welfare benefit plans and employee pension benefit plans, as those terms are defined in Sections 3(1) and 3(2) of ERISA; (ii) bonus, pension, stock option, stock purchase, benefit, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in 3(3) of ERISA), and (iii) all employment Contracts or executive compensation agreements, in each case whether written or oral, existing prior to the Closing Date, and in each case relating to employees (past or present) of the Company.

         "Environmental   Law"  means  any  Applicable  Law,  or  other  written
governmental requirement relating to the environment, including without limitation, all such laws, or requirements which impose liability or standards of conduct concerning emissions, discharges, releases or threatened releases of Hazardous Substances into air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of such Hazardous Substances, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended
("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar federal, state or local statutes, laws or regulations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated  Inventory"  shall  have the  meaning  set forth in  Section
2.7(a).

         "Excessive Irregular Inventory" shall mean all Irregular Inventory to the extent that it exceeds five percent of the total amount (by quantity of garments) of the combined Closing Inventory and the Bailed Inventory of the same style, but only the amounts which are in excess of five percent of such total amount.

         "Fall  2001  Agreement"  shall  have the  meaning  set forth in Section
6.6(c).

         "Foreign  Registrations"  shall have the  meaning  set forth in Section
4.10.

         "Full Value" shall have the meaning set forth in Section 10.10(b).

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means

            (a) any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by RCRA;

            (c) any petroleum product or fraction thereof (including diesel fuel);

            (d) any asbestos;

            (e) any polychlorinated biphenyl; or

            (f) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or matter within the meaning of any other Environmental Law.

         "Included  Contracts"  shall  have the  meaning  set  forth in  Section
4.10(e).

         "including" shall have the meaning set forth in Section 11.4.

         "Indemnified Party" shall have the meaning set forth in Section 8.4(a).

         "Indemnifying  Party"  shall  have the  meaning  set  forth in  Section
8.4(a).

         "Indemnity Claim" means a claim for Losses asserted pursuant to Article VIII.

         "Indemnity Notice" shall have the meaning set forth in Section 8.5.

         "Instruction" shall have the meaning set forth in Section 10.2.

         "Inventory " shall have the meaning set forth in Section 2.6(a).

         "Inventory  Adjustment  Amount"  shall  have the  meaning  set forth in
Section 2.9(a).

         "Inventory Schedule" shall have the meaning set forth in Section 2.8.

         "Irregular Inventory" shall mean all Inventory of a specific style with Quality Nonconformances.

         "IRS" means the Internal Revenue Service.

         "Judgment" shall include any judgment, order, writ, injunction, decree or award of any Governmental Authority.

         "knowledge" shall have the meaning when referring to Seller as set forth in Section 11.11.

         "Liability" shall mean any obligation or liability, absolute or contingent, known or unknown, liquidated or unliquidated, accrued or unaccrued, asserted or unasserted, whether due or to become due regardless of when and by who asserted it.

         "Licensed  Marks"  has  the  meaning  ascribed  to it in  the  Champion
License.

         "Licensee" has the meaning ascribed to it in the Champion License.

         "Lien" means any mortgage, lien, pledge, security interest, conditional sale agreement, charge, claim, easement, right, condition, restriction, option or other legal or equitable encumbrance or defect of title of any nature whatsoever (including, without limitation, any assessment, charge or other type of notice which is levied or given by any Governmental Authority and for which a lien could be filed).

         "Losses" shall mean all actions, claims, suits, demands, costs, proceedings, hearings, investigations, charges, complaints, Judgments, rulings, charges, dues, fines, obligations, Liabilities, liens, losses, fees, damages (including incidental and consequential damages), recoveries, deficiencies, expenses (including interest, penalties, court costs, settlement costs, costs of investigation and reasonable attorneys' fees) and diminution of value.

         "Major Customer" shall have the meaning set forth in Section 4.19(a).

         "Major Product" shall have the meaning set forth in Section 4.19(b).

         "Material Contract" shall mean:

              (a) Each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000.00;

              (b) Each Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $25,000.00;

              (c) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

              (d) Each licensing agreement or other Contract with respect to patents, trademarks, copyrights or other proprietary rights, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Company proprietary rights;

              (e) Each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees of the Company;

              (f) Each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

              (g) Each Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

              (h) Each Contract to which the Company is a party providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

              (i) Each power of attorney granted by the Company that is currently effective and outstanding;

              (j) Each Contract entered into by the Company other than in the ordinary course of business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

              (k)  Each   Contract  for  capital   expenditures   in  excess  of
$500,000.00;

              (l) Each written warranty, guaranty and other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

              (m) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         "Military Product" shall have the meaning set forth in Recital A.

         "Noncompetition  Agreement" shall have the meaning set forth in Exhibit
C.

         "Other Employees" shall have the meaning set forth in Section 6.2(a).

         "Permitted Changes" shall have the meaning set forth in Section 7.1(a).

         "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

         "Provided Assets" shall have the meaning set forth in Section 10.1.

         "Purchase Orders" shall have the meaning set forth in Section 4.10(g).

         "Purchase Price" shall have the meaning set forth in Section 2.3.

         "Quality Nonconformances" means those nonconformances described in the Company's current defect guidelines, a copy of which is attached as Exhibit J, provided that the Company shall maintain the right to interpret subjective aesthetic quality issues. Notwithstanding the foregoing, (a) all garment measurement points and measurement specification targets and tolerance shall be as defined in the Company's specifications therefor, and (b) fabric performance with regards to color consistency, colorfastness, garment fabric weight, garment shrinkage, and strength will be defined by the Company and will be within commercially acceptable tolerances.

         "Real Property" means any real property presently or formerly owned, leased or operated by the Company.

         "Reimbursement Amount" shall have the meaning set forth in Section 10.10(a).

         "Retirement Plans" shall have the meaning set forth in Section 6.2(c).

         "Returns" shall have the meaning set forth in Section 4.9(a).

         "Sales and Product Data" shall have the meaning set forth in Section 4.10(e).

         "Seller" shall have the meaning set forth in the Preamble.

         "Seller  Indemnified  Parties"  shall  have the  meaning  set  forth in
Section 8.3.

         "Services" shall have the meaning set forth in Section 10.2.

         "Severance Plan" means the plan described in Schedule 4.16(d).

         "Shares" shall have the meaning set forth in Section 2.1.

         "Shipped Inventory" shall have the meaning set forth in Section 2.6(i).

         "Shipped Value" shall have the meaning set forth in Section 10.10(b).

         "Shipping Facility" shall mean a shipping facility designated by Buyer in any of El Paso, Texas, Laurel Hill, North Carolina or Perry, New York.

         "Specialty Product" shall have the meaning set forth in Recital A.

         "Specifications" shall have the meaning set forth in Section 10.2.

         "Specified Distribution Channels" shall have the meaning set forth in Recital A.

         "Supply Agreement" shall have the meaning set forth in Section 6.8(d).

         "Survival Period" shall have the meaning set forth in Section 8.1.

         "Tax" or "Taxes" means all taxes imposed of any nature including, without limitation, federal, state, local or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment-related tax (including, without limitation, employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

         "Tax Contest" shall have the meaning set forth in Section 8.9(c).

         "Term" shall have the meaning set forth in Section 10.1.

         "Territory" has the meaning ascribed to it in the Champion License.

         "Third Party" shall mean any Person unaffiliated and unrelated to the Person at issue.

         "Third Party Claim" shall have the meaning set forth in Section 8.4(a).

                                    EXHIBIT B

                              Intentionally Omitted

                                    EXHIBIT C

                           Seller's Closing Deliveries

      1. Stock Certificates. The stock certificates for the Shares duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank.

      2. Certificates. The following certificates:

            (a) a certified copy of the certificate of incorporation and bylaws and all amendments thereto of the Company;

            (b) a certificate certifying the existence and good standing of the Company issued by the Secretary of State of the State of New York as of a date not more than ten days prior to the Closing Date; and

            (c) a certificate executed by Seller to the effect that (i) the representations and warranties of Seller contained herein are true in all material respects on the Closing Date, and (ii) Seller has performed and complied in all material respects with all of the agreements and covenants to be performed or complied with by each of them prior to and as of the Closing Date.

      3. Corporate Books and Records. The Company's minute books, stock records and corporate seal.

      4. Approvals. All required consents, waivers, authorizations and approvals, if any, from Governmental Authorities or any other Person required pursuant to Section 4.12 in connection with the execution, delivery and performance by the Buyer and Seller of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, other than any consents related to the Design License Agreements.

      5. Resignations. Written resignations, effective as of the Closing Date, of all of the directors and officers of the Company.

      6. CAMS License. The CAMS License, duly executed by Seller or a subsidiary of Seller which is the owner of the property licensed thereby.

      7. Champion License. The Champion License, duly executed by Seller or a subsidiary of Seller which is the owner of the property licensed thereby.

      8. Supply Agreement. The Supply Agreement, duly executed by Seller.

      9. Fall 2001 Agreement. The Fall 2001 Agreement, duly executed by Seller.

      10. Noncompetition Agreement. The Noncompetition Agreement in the form attached as Exhibit I (the "Noncompetition Agreement"), duly executed by Seller.

      11. Receipt. A receipt dated the Closing Date executed by Seller acknowledging receipt of $4,250,000.

      12. Closing Inventory Statement. The Closing Inventory Statement.

      13. Other Documents. All such other certificates, documents and instruments as Buyer or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

                                    EXHIBIT D

                           Buyer's Closing Deliveries

      1.  Purchase  Price.  The wire transfer of (a)  $2,250,000.00  and (b) the
Noncompetition   Payment  (as  that  term  is  defined  in  the   Noncompetition
Agreement).

      2. Closing Certificate. A certificate executed by the chief executive officer of Buyer to the effect that (i) the representations and warranties of Buyer contained herein are true in all material respects on the Closing Date, and (ii) Buyer has performed and complied with all of the agreements and covenants to be performed or complied with by each of them prior to and as of the Closing Date.

      3. Receipt. A receipt dated the Closing Date executed on behalf of Buyer acknowledging receipt of the Shares.

      4. CAMS License. The CAMS License, duly executed by Buyer and the Company.

      5. Champion License. The Champion License, duly executed by Buyer and the Company.

      6. Supply Agreement. The Supply Agreement, duly executed by Buyer and the Company.

      7. Fall 2001 Agreement. The Fall 2001 Agreement, duly executed by Buyer and the Company.


      8. Other Documents. All such other certificates, documents and instruments as Seller or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.